SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
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ADC TELECOMMUNICATIONS, INC.

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EXPLANATORY NOTE
     We are re-filing our definitive proxy statement for the Annual Shareowners’ Meeting to be held on March 6, 2008, in order to revise one sentence included in the “Executive Compensation Changes Anticipated in Fiscal Year 2008—Changes to PSU Design” section of the Compensation Discussion and Analysis. No other information in the definitive proxy statement has been revised, supplemented, updated or amended.

ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344-2252
(952) 938-8080

ADC TELECOMMUNICATIONS, INC.

January 21, 2008

Dear ADC Shareowner:

You cordially are invited to attend the Annual Shareowners’ Meeting of ADC Telecommunications, Inc., which will be held in the Auditorium at ADC’s World Headquarters on Thursday, March 6, 2008, at 9:00 a.m. Central Standard Time. ADC’s World Headquarters are located at 13625 Technology Drive, Eden Prairie, Minnesota 55344. Details of the business to be conducted at the annual meeting are given in the attached notice of annual shareowners’ meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by telephone or by signing, dating, and returning the enclosed proxy card in the accompanying reply envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

We look forward to seeing you at the annual meeting.

John A. Blanchard III
Non-executive Chairman of the Board

Eden Prairie, Minnesota

YOUR VOTE IS IMPORTANT

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ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344-2252
(952) 938-8080

NOTICE OF ANNUAL SHAREOWNERS’ MEETING
TO BE HELD MARCH 6, 2008

To the Shareowners of ADC Telecommunications, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Shareowners’ Meeting of ADC Telecommunications, Inc. will be held at the Auditorium of the World Headquarters of ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota 55344, on Thursday, March 6, 2008, at 9:00 a.m. Central Standard Time, for the purpose of considering and acting upon:

1. The election of three directors for terms expiring in 2011;

2. A proposal to approve the 2008 Global Stock Incentive Plan;

3. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2008; and

4. The transaction of such other business as may come properly before the meeting or any adjournment thereof.

Shareowners of record at the close of business on January 8, 2008, are the only persons entitled to notice of and to vote at the meeting.

Your attention is directed to the attached proxy statement. If you do not expect to be present at the meeting, you may submit your proxy by voting on the Internet or by telephone by no later than 10:59 p.m. Central Standard Time on March 5, 2008 (as directed on your proxy card), or by completing, signing, dating and mailing the enclosed proxy card as promptly as possible. We encourage you to vote on the Internet or by telephone in order to reduce our mailing and handling expenses. If you choose to return the proxy card by mail, we have enclosed an envelope addressed to ADC for which no postage is required if mailed in the United States.

By Order of the Board of Directors

Jeffrey D. Pflaum
Vice President, General Counsel
and Secretary

January 21, 2008

i

ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344-2252
(952) 938-8080

PROXY STATEMENT

ANNUAL SHAREOWNERS’ MEETING
TO BE HELD ON MARCH 6, 2008

GENERAL INFORMATION ABOUT THE MEETING

This proxy statement has been prepared on behalf of the Board of Directors of ADC Telecommunications, Inc. in connection with the solicitation of proxies for our Annual Shareowners’ Meeting to be held on Thursday, March 6, 2008, and at any and all adjournments of the annual meeting. The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Shareowners’ Meeting, the Notice of Internet Availability of Proxy Materials (the “Notice”) and this proxy statement, is being paid by us. In addition, we will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of our common stock on the record date specified below, bear their reasonable expenses for mailing copies of these materials to the beneficial owners of these shares. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for the annual meeting for a fee of approximately $7,500, plus associated costs and expenses. In addition, our officers and other employees may solicit proxies in person or by telephone or facsimile, but will receive no extra compensation for these services. This proxy statement and the accompanying form of proxy card are first being released to shareowners on or about January 21, 2008.

Shareowners of record at the close of business on January 8, 2008, are the only persons entitled to notice of and to vote at the annual meeting. As of that date, there were 117,603,641 issued and outstanding shares of our common stock, our only outstanding voting securities. Each shareowner is entitled to one vote for each share held, and there is no cumulative voting.

Shareowners can vote their shares through the Internet, by telephone or by completing and mailing the enclosed proxy card. The procedures for Internet and telephone voting are described on the proxy card. The Internet and telephone voting procedures are designed to verify shareowners’ identities, allow shareowners to give voting instructions and confirm that their instructions have been recorded properly. Shareowners who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the shareowner. Shareowners who vote by Internet or telephone need not return a proxy card by mail.

Whether shareowners submit their proxies by Internet, telephone or mail, a shareowner may revoke a proxy by sending a written notice of revocation or submitting another proxy with a later date (either by Internet, telephone or mail) at any time prior to the date of the annual meeting or by voting in person at the annual meeting. Unless so revoked, properly executed proxies will be voted in the manner set forth in this proxy statement or as otherwise specified by the shareowner giving the proxy.

Pursuant to new rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent to our shareowners the Notice containing instructions on how to access this proxy statement and our 2007 Annual Report and Form 10-K on-line. Shareowners who have received the Notice will not be sent a printed copy of our proxy materials in the mail, unless they request to receive one.

Important Notice Regarding the Availability of Proxy Materials for the Shareowners’ Meeting to Be Held on March 6, 2008: This proxy statement and our 2007 Annual Report and Form 10-K are available at www.investorEconnect.com.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock that were beneficially owned as of December 31, 2007, by our directors, our executive officers included in the Summary Compensation Table set forth under the caption “Executive Compensation” below, all of our directors and executive officers as a group and all shareowners known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise indicated, the shareowners listed in the table have sole voting and investment power with respect to the common stock owned by them, and the shares are not subject to any pledge.

	Amount and Nature of		Percent of Common
Name of Beneficial Owner	Beneficial Ownership		Stock Outstanding

Lord, Abbett & Co. LLC	13,172,551	(1)	11.2%
90 Hudson Street
Jersey City, NJ 07302
Barclays Global Investors, NA	11,826,215	(2)	10.1%
45 Fremont Street
San Francisco, CA 94105
Robert E. Switz	755,498	(3)	*
Gokul V. Hemmady	62,524	(3)	*
James G. Mathews	10,400	(3)	*
Patrick D. O’Brien	118,336	(3)	*
Jeffrey D. Pflaum	96,943	(3)	*
Laura N. Owen	141,868	(3)	*
Mickey P. Foret	30,564	(4)	*
J. Kevin Gilligan	16,696	(4)	*
John D. Wunsch	41,798	(4)	*
John A. Blanchard III	81,109	(4)	*
Lois M. Martin	17,696	(4)	*
John E. Rehfeld	17,696	(4)	*
John J. Boyle III	115,784	(4)	*
William R. Spivey, Ph.D.	16,696	(4)	*
Larry W. Wangberg	35,659	(4)	*
All executive officers and directors as a group (17 persons)	1,562,457	(5)	1.33%

*	Less than 1%.

(1)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007, by Lord, Abbett & Co. LLC, an investment adviser, which reported that it has sole power to vote 12,763,132 shares and sole power to dispose of 13,172,551 shares.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 7, 2008, by Barclays Global Investors, NA. and a group of affiliated entities, which reported sole voting and dispositive power as of December 31, 2007, as follows: (i) Barclays Global Investors, N.A., sole voting power as to 7,141,279 shares and sole dispositive power as to 8,629,248 shares; (ii) Barclays Global Fund Advisors, sole voting and dispositive power as to 2,037,968 shares; (iii) Barclays Global Investors, Ltd., sole voting power as to 553,468 shares and sole dispositive power as to 695,243 shares; (iv) Barclays Global Investors Japan Limited, sole voting and dispositive power as to 414,743 shares; and (v) Barclays Global Investors Canada Limited, sole voting and dispositive power as to 49,013 shares.

(3)	Includes (a) shares issuable pursuant to stock options exercisable within 60 days after December 31, 2007 and (b) shares held in trust for the benefit of the executive officers pursuant to our Retirement Savings Plan, which we call the “401(k) Plan” in this proxy statement, as follows: for Mr. Switz, (a) options to purchase 617,788 shares and (b) 0 shares; for Mr. Hemmady, (a) options to purchase 61,841 shares and (b) 203 shares; for Mr. Mathews, (a) options to purchase 10,400 shares and (b) 0 shares; for Mr. O’Brien, (a) options to purchase 94,529 shares and (b) 3,532 shares; for Mr. Pflaum, (a) options to purchase 77,616 shares and (b) 2,308 shares; and for Ms. Owen, (a) options to purchase 114,317 shares and (b) 7,471 shares.

(4)	Includes the following shares issuable pursuant to options exercisable within 60 days after December 31, 2007: for Mr. Foret, 20,564 shares; for Mr. Gilligan, 16,696 shares; for Mr. Wunsch, 35,979 shares; for Mr. Blanchard, 41,883 shares; for Ms. Martin, 16,696 shares; for Mr. Rehfeld, 16,696 shares; for Mr. Boyle, 103,311 shares; for Dr. Spivey, 16,696 shares; and for Mr. Wangberg, 34,945 shares.

(5)	Includes (a) 1,260,964 shares issuable pursuant to stock options exercisable within 60 days after December 31, 2007 and (b) 13,553 shares held in trust for the benefit of executive officers pursuant to the 401(k) Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% shareowners are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us during fiscal year 2007, all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-10% beneficial owners were satisfied on a timely basis in fiscal year 2007.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles and Code of Ethics

Our Board of Directors is committed to sound and effective corporate governance practices. The Board has adopted written Principles of Corporate Governance, which govern the composition of the Board, Board meetings and procedures and the standing committees of the Board. The Board of Directors has the following standing committees: Audit Committee, Compensation Committee, Governance Committee (which includes Board nomination responsibility), and Finance and Strategic Planning Committee. Each of these committees has a written charter. Our Principles of Corporate Governance and the charters for each of our standing committees are available for review on our website at www.adc.com/investorrelations/corporategovernance.

Our Principles of Corporate Governance provide that a majority of our directors and all members of our Audit Committee, Compensation Committee and Governance Committee will be independent. Currently, we have a Non-executive Chairman of the Board who is not an employee of ADC. Our Board makes an annual determination regarding the independence of each Board member under the current NASDAQ Global Select Market listing standards. Our Board of Directors has determined that all of our directors are independent under these standards, except for Robert E. Switz, who serves as our President and Chief Executive Officer.

During fiscal year 2007, our independent directors met in an executive session of the Board without management on six occasions. Under our Principles of Corporate Governance, executive sessions of the Board are led by our Non-executive Chairman, or, in his absence, by the Chair of the Governance Committee. In addition, each of our Board’s standing committees regularly meets in an executive session led by the chair of the committee.

We maintain a Code of Business Conduct which sets forth our standards for ethical behavior and legal compliance and governs the manner in which we conduct our business. Our Code of Business Conduct includes a Financial Code of Ethics applicable to all directors, officers and employees. We conduct required ethics training for our employees. A copy of our Code of Business Conduct and Financial Code of Ethics can be found on our website at www.adc.com/investorrelations/corporategovernance.

Meeting Attendance

Each of our directors is expected to make reasonable efforts to attend all meetings of the Board, meetings of each committee on which he or she serves and our annual meeting of shareowners. All of our current directors were serving on the Board at the time of our 2007 annual meeting and attended that meeting. During fiscal year 2007, the Board of Directors held ten meetings. Each of our continuing directors attended at least 75% of the aggregate of the total number of these meetings plus the total number of meetings of all committees of the Board on which he or she served.

Standing Committees

The Audit Committee has sole authority to appoint, review and discharge our independent registered public accounting firm. The Audit Committee also reviews and approves in advance the services provided by our independent registered public accounting firm, oversees the internal audit function, reviews our internal accounting controls and administers our Code of Business Conduct. The Audit Committee currently is composed of Ms. Martin and Messrs. Blanchard, Foret, Wangberg and Wunsch, all of whom meet the existing independence and experience requirements of the NASDAQ Global Select Market and the Securities and Exchange Commission. Mr. Foret is the Chair of this committee. The Board has determined that each of Messrs. Blanchard and Foret and Ms. Martin may be considered an “audit committee financial expert” under the rules of the Securities and Exchange Commission. During fiscal year 2007, the Audit Committee held seven meetings. The Audit Committee has determined to engage Ernst & Young LLP as independent registered public accounting firm for fiscal year 2008 and is recommending that our shareowners ratify this appointment at our annual meeting. The report of our Audit Committee is found on page 47 of this proxy statement.

The Compensation Committee determines the compensation for our executive officers and non-employee directors, establishes our compensation policies and practices, and reviews annual financial performance under our employee incentive plans. The Compensation Committee currently is composed of Messrs. Blanchard, Gilligan, Rehfeld and Wunsch, all of whom are independent under the current NASDAQ Global Select Market listing standards. Mr. Gilligan is the Chair of this committee. During fiscal year 2007, the Compensation Committee held seven meetings.

The Governance Committee reviews and makes recommendations to the Board of Directors regarding nominees for director, establishes and monitors compliance with our Principles of Corporate Governance and conducts an annual review of the effectiveness of our Board and the performance of our Chief Executive Officer. The Governance Committee will consider qualified director nominees recommended by shareowners. Our process for receiving and evaluating Board member nominations from our shareowners is described below under the caption “Nominations.” The Governance Committee currently is composed of Dr. Spivey and Messrs. Boyle, Rehfeld and Wangberg, all of whom are independent under the current NASDAQ Global Select Market listing standards. Mr. Wangberg is the Chair of this committee. During fiscal year 2007, the Governance Committee held three meetings.

The Finance and Strategic Planning Committee assists the Board with respect to strategic planning, financing transactions, evaluation of acquisition and divestiture transactions, and review of any proposed changes to ADC’s capital structure. The Finance and Strategic Planning Committee is composed of Dr. Spivey,

Ms. Martin and Messrs. Boyle, Foret and Gilligan, all of whom are independent under the current NASDAQ Global Select Market listing standards. Mr. Boyle is the Chair of this committee. During fiscal year 2007, the Finance and Strategic Planning Committee held four meetings.

Nominations

Our Governance Committee is the standing committee responsible for selecting the slate of director nominees for election by our shareowners. The committee recommends these nominees to the full Board for approval. All director nominees approved by the Board and all directors appointed to fill any vacancies created between our annual meetings of shareowners are required to stand for election by our shareowners at the annual shareowners’ meeting following the date of their nomination or appointment. In the past, our Governance Committee has utilized the services of a third party search firm to assist in the identification and evaluation of Board member candidates. The Committee may engage such firms to provide such services in the future, as it deems necessary or appropriate.

Our Governance Committee determines the selection criteria and qualifications for director nominees. As set forth in our Principles of Corporate Governance, a candidate must possess the ability to apply good business judgment and properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience in senior levels of responsibility in their chosen fields, and have the ability to grasp complex business and financial concepts and communications technologies. In general, candidates will be preferred who hold a senior level position in business, finance, law, education, research or government. The Governance Committee considers these criteria in evaluating nominees recommended to the Governance Committee by shareowners. When current Board members are considered for nomination for reelection, the Governance Committee also takes into consideration their prior ADC Board contributions, performance and meeting attendance records.

The Governance Committee will consider for possible nomination qualified Board candidates that are submitted by our shareowners. Shareowners wishing to make such a submission may do so by sending the following information to the ADC Governance Committee, c/o ADC Corporate Secretary, P.O. Box 1101, Minneapolis, MN 55440: (1) name of the candidate and a resume or brief biographical summary; (2) contact information for the candidate and evidence of the candidate’s willingness to serve as a director if elected; and (3) a signed statement regarding the submitting shareowner’s status as a shareowner and the number of shares currently held by such shareowner.

The Governance Committee makes a preliminary assessment of each proposed nominee based upon the resume or biographical sketch, his or her willingness to serve as a director and other information obtained by the committee. Each proposed nominee is evaluated against the criteria set forth above and our specific needs at the time. Based upon the preliminary assessment, those candidates who appear best suited to be directors of ADC may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information obtained during this process, the Governance Committee determines which nominees to recommend to the Board for submission to our shareowners at the next annual meeting. The Governance Committee uses the same process for evaluating all proposed nominees, regardless of the original source of the candidate.

No candidates for director nominations were submitted to the Governance Committee by any shareowner in connection with the 2008 annual meeting. Any shareowners desiring to present a nomination for consideration by the Governance Committee prior to our 2009 annual meeting must do so by September 23, 2008, in order to provide adequate time for the Committee to give due consideration to the nominee while complying with our bylaws.

Shareowner Communications with Board

The Board of Directors has implemented a process by which our shareowners may send written communications to the Board. Any shareowner desiring to communicate with the Board, or one or more of our directors, may send a letter addressed to the ADC Board of Directors, c/o ADC Corporate Secretary, P.O. Box 1101, Minneapolis, MN 55440. The Corporate Secretary has been instructed by the Board to forward promptly all such communications to the Board or to the individual Board members specifically addressed in the communication.

Related Party Transaction Policies and Procedures

Effective as of March 6, 2007, the Board of Directors adopted a written policy regarding transactions with related parties. Under the policy, a “related party” includes any (1) ADC executive officer, director or director nominee, (2) shareowner who beneficially owns more than 5% of our common stock, (3) immediate family member of any of the foregoing, or (4) firm, corporation, charity or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has control or a substantial ownership interest. In accordance with the policy, the Audit Committee is responsible for the review and approval or ratification of any “interested transaction” with a related party. An “interested transaction” is defined in the policy as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which ADC is a participant and any related party has or will have a material direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In determining whether to approve or ratify an interested transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms generally consistent with those available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Also, as further described in the policy, the Audit Committee reviewed the types of transactions described below and determined that these types of interested transactions shall be deemed pre-approved by the Audit Committee if the stated conditions are met:

•	The employment of executive officers if their related compensation is required to be reported in our proxy statement or if their related compensation has been approved by our Compensation Committee or the full Board;

•	Director compensation if the compensation is required to be reported in our proxy statement and has been approved by our Compensation Committee or the full Board;

•	Any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the lesser of $1,000,000, or two percent of that company’s total annual revenues;

•	Any charitable contribution, grant or endowment by ADC or the ADC Foundation to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or five percent of the charitable organization’s total annual receipts;

•	Any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro-rata basis;

•	Certain regulated transactions;

•	Certain banking-related services; and

•	Any transaction in the ordinary course of business in which the aggregate amount involved will not exceed $100,000.

In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new interested transaction deemed pre-approved pursuant to the policy will be provided to the Audit Committee for its review.

DIRECTOR COMPENSATION

Fiscal Year 2007 Compensation

Cash Fees.  Our non-employee directors receive director fees. During our fiscal year 2007, we paid our non-employee directors:

•	an annual cash retainer fee of $25,000; and

•	$1,500 for each Board meeting and $1,000 for each committee meeting attended.

In addition, the Non-executive Chairman of the Board received an annual retainer of $100,000, and the respective Chairmen of our Board committees received the following fees:

•	Audit Committee Chair: $10,000

•	Compensation Committee Chair: $5,000

•	Finance and Strategic Planning Committee Chair: $5,000

•	Governance Committee Chair: $5,000

Equity Awards.  Each non-employee director annually receives long-term equity compensation approved by the Compensation Committee. An initial grant of non-qualified stock options (with a value on the date of grant of approximately $106,100) is made shortly after the appointment of the director. An annual grant of non-qualified stock options (with a face value on the date of grant of approximately $66,300) is made following each Annual Shareowners Meeting to each non-employee director. The options are immediately vested and may be exercised on the first anniversary of the grant date.

Restricted stock units are granted to each non-employee director on the first business day after each annual meeting of shareowners. These grants each have a value of approximately $25,000 on the date of grant, with vesting on the first business day of the calendar year after the date of grant. Shares underlying the restricted stock units are distributed one year following termination of Board service.

Charitable Donation Programs.  We offer two charitable donation programs in which our non-employee directors may participate. Under our Corporate Leaders in Community Program (the “CLIC Program”), the ADC Foundation will make a charitable contribution of up to $5,000 in any one year period to a charitable organization to which a non-employee director provides a significant level of service. Under our Matching Gift Program (the “Matching Gift Program”), the ADC Foundation will match dollar for dollar up to $1,000 per year donations made by our non-employee directors to charitable organizations.

Reimbursements.  Non-employee directors are reimbursed for reasonable expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareowner meetings. Directors use commercial transportation or their own transportation. Directors also are reimbursed for reasonable expenses associated with other business activities related to their Board service, including participation in director education programs and memberships in director organizations.

Deferred Compensation Plan.  Directors may defer any portion of their cash or stock compensation pursuant to our Compensation Plan for Non-Employee Directors of ADC Telecommunications, Inc. Cash compensation may be deferred into an interest bearing account based upon the prime commercial rate of Wells Fargo Bank, N.A. Stock compensation deferred is converted to phantom stock indexed to ADC Common Stock. Any stock deferrals are converted to ADC common stock at the time of the director’s termination from the ADC Board of Directors. None of our non-employee directors deferred compensation pursuant to our Compensation Plan for Non-Employee Directors of ADC Telecommunications, Inc. during fiscal year 2007.

Liability Insurance.  We also pay premiums on directors’ and officers’ liability insurance policies we maintain that cover our directors.

Director Compensation Table.  The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee directors for fiscal year 2007.

Director Compensation

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)(2)	($)(1)(3)	($)(4)	($)

John A. Blanchard III	157,500	24,989	31,086	6,000	219,575
John J. Boyle III	51,500	24,989	31,086	5,000	112,575
Mickey P. Foret	61,000	24,989	31,086	1,000	118,075
J. Kevin Gilligan	54,500	24,989	31,086	0	110,575
Lois M. Martin	51,000	24,989	31,086	300	107,375
John E. Rehfeld	50,000	24,989	31,086	0	106,075
William R. Spivey, Ph.D.	47,000	24,989	31,086	0	103,075
Larry W. Wangberg	52,000	24,989	31,086	0	108,075
John D. Wunsch	52,500	24,989	31,086	0	108,575
James C. Castle, Ph.D.(5)	16,917	0	0	0	16,917
Jean-Pierre Rosso(5)	34,750	0	0	0	34,750

(1)	The amounts in these columns are calculated based on FAS 123(R) and reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 31, 2007 for share-based awards. Assumptions used in the calculation of these amounts are in footnote 12 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

(2)	The grant date fair value of restricted stock units awarded to each director is the same as the value indicated in the table. Each director other than Dr. Castle and Mr. Rosso held 1,534 restricted stock units as of October 31, 2007. Dr. Castle and Mr. Rosso each held 3,807 restricted stock units.

(3)	The grant date fair market value of stock options awarded to each director was $66,300. The number of shares underlying stock options that are outstanding for each director as of October 31, 2007 are as follows: Mr. Blanchard: 41,883: Mr. Boyle: 103,311; Mr. Foret: 20,564; Mr. Gilligan: 16,696; Ms. Martin: 16,696; Mr. Rehfeld: 16,696; Dr. Spivey: 16,696; Mr. Wangberg: 34,945; Mr. Wunsch: 35,979; Dr. Castle: 14,184; and Mr. Rosso: 40,252.

(4)	The amounts represent charitable contributions made by the ADC Foundation under the CLIC Program and the Matching Gift Program.

(5)	Dr. Castle and Mr. Rosso served as directors until their retirement on March 6, 2007, the date of our 2007 Annual Shareowners’ Meeting.

Fiscal Year 2008 Compensation

The Compensation Committee periodically reviews Board compensation based on market analysis provided by the Compensation Committee’s compensation consultant, F. W. Cook & Co., Inc. The compensation consultant advises the Compensation Committee regarding the competitive position of Board compensation relative to the peer group of companies used for executive compensation and current market trends.

The Compensation Committee reviewed a market analysis performed by F. W. Cook & Co., Inc. on director compensation. Based upon this analysis, which showed that ADC Board members were paid below the market median for other boards of similarly situated companies, the Compensation Committee adopted changes to the cash and equity compensation to be paid to our non-employee directors in fiscal year 2008. In fiscal year 2008, total direct compensation to be paid to our non-employee directors will approximate $140,000 per year, divided equally between cash and equity compensation as set forth below.

Cash Fees.  Our non-employee directors will be paid:

•	an annual cash retainer fee of $70,000 (paid quarterly in arrears) to those members who attended at least 75% of the aggregate of the total number of Board meetings plus the total number of meetings of all committees of the Board on which he or she served; and

•	no Board or committee meeting fees for the first ten meetings attended during the fiscal year, and $1,500 for each Board meeting and $1,000 for each committee meeting attended after the first ten meetings.

Equity Awards.  Restricted stock units will be granted to each non-employee director on the first business day after the Annual Shareowners Meeting. These grants will each have a value of approximately $70,000 on the date of grant, with vesting on the first anniversary of the date of grant. Shares underlying the restricted stock units will be distributed 90 days following termination of Board service.

The Non-executive Chairman of the Board annual retainer fee and the retainer fee for each Board committee Chairman will be unchanged in fiscal year 2008. Similarly, the additional non-employee director programs and compensation described above under “Charitable Donation Programs,” “Reimbursements,” “Deferred Compensation Plan” and “Liability Insurance” will also remain in effect for fiscal year 2008.

PROPOSAL 1 — ELECTION OF DIRECTORS

We currently have ten directors serving on our Board of Directors. The directors are divided into three classes. The members of each class are elected to serve three-year terms, with the term of office of each class ending in successive years. Mickey P. Foret, J. Kevin Gilligan and John D. Wunsch are the directors currently in the class with a term expiring at the annual meeting. Following the recommendation of our Governance Committee, our Board of Directors has nominated Mr. Foret, Mr. Gilligan and Mr. Wunsch for election to the Board at the annual meeting for terms expiring at the annual shareowners’ meeting in 2011.

The Board of Directors recommends that you vote FOR the above-named nominees for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect these nominees.

In accordance with Minnesota law, directors are elected by a plurality of votes cast. This means that since shareowners will be electing three directors with terms expiring in 2011, the three nominees receiving the highest number of votes will be elected.

However, our Board of Directors has adopted a majority voting policy. Under this policy, in an uncontested election (where, as at the annual meeting, the number of nominees does not exceed the number of directors to be elected), any nominee for director who receives more votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) is required to offer to tender his or her resignation promptly following certification of the shareowner vote. The Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareowner vote.

The Board promptly will disclose its decision-making process and decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Form 8-K report furnished to the Securities and Exchange Commission. Any director who offers to tender his or her resignation as described above will not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. In the event that the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. In the unlikely event that the nominees are not candidates for election at the annual meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

Set forth below is information regarding the nominees to the Board of Directors and the other incumbent directors who will continue to serve after the annual meeting.

Name	Age	Nominee or Continuing Director and Term

Mickey P. Foret	62	Director and nominee for term expiring in 2011
J. Kevin Gilligan	53	Director and nominee for term expiring in 2011
John D. Wunsch	59	Director and nominee for term expiring in 2011
John A. Blanchard III	65	Director with term expiring in 2009
Lois M. Martin	45	Director with term expiring in 2009
John E. Rehfeld	67	Director with term expiring in 2009
John J. Boyle III	60	Director with term expiring in 2010
William R. Spivey, Ph.D.	61	Director with term expiring in 2010
Robert E. Switz	61	Director with term expiring in 2010
Larry W. Wangberg	65	Director with term expiring in 2010

Mr. Foret has been a director of ADC since February 2003. From September 1998 to September 2002, Mr. Foret served as Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc., a commercial airline company. From September 1998 to September 2002, he also served as Chairman and Chief Executive Officer of Northwest Airlines Cargo Inc., a subsidiary of Northwest Airlines that specializes in cargo transport. From May 1998 to September 1998, Mr. Foret served as a Special Projects Officer of Northwest Airlines, Inc. Prior to that time he served as President and Chief Operating Officer of Atlas Air, Inc. from June 1996 to September 1997 and as Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc. from September 1993 to May 1996. Mr. Foret previously held other senior management positions with various companies including Northwest Airlines, Continental Airlines Holdings, Inc. and KLH Computers, Inc. Mr. Foret is also a director of Northwest Airlines, Inc., URS Corporation and Nash Finch Company.

Mr. Gilligan has been a director of ADC since September 2004. Since October 2004, Mr. Gilligan has served as the Chief Executive Officer of United Subcontractors, Inc., a nationwide construction services company. Prior to joining USI, Mr. Gilligan served as President and Chief Executive Officer of the Automation and Control Solutions Division of Honeywell International, a diversified technology and manufacturing company, from 2001 to 2004. From 2000 to 2001, Mr. Gilligan served as President of the Home and Building Control Division of Honeywell International. He also served as president of the Solutions and Services Division of Honeywell International from 1997 to 1999 and as Vice President and General Manager of the North American Region of the Home and Building Control Division from 1994 to 1997. Mr. Gilligan is also a director of Graco Inc.

Mr. Wunsch has been a director of ADC since 1991. Mr. Wunsch served in executive positions with Harris Bank N. A. and Harris myCFO, Inc., which are subsidiaries of the Bank of Montreal, from March 2002 through September 2006. He was an independent consultant in the financial services industry from December 2001 to March 2002. He was President and Chief Executive Officer of Family Financial Strategies, Inc., a registered investment advisory company, from 1997 to 2002. From 1990 to 1997, he served as President of Perrybell Investments, Inc., a registered investment advisory company.

Mr. Blanchard has been a director of ADC since November 1999 and has served as Non-executive Chairman of the Board since August 2003. He served as the Chairman of the Board and Chief Executive Officer of eFunds Corporation, a provider of transaction processing and risk management services, from June 2000 to September 2002. He continued to serve as a member of the Board of Directors of eFunds Corporation until his full retirement in December 2002. Previously, Mr. Blanchard had served as President and Chief Executive Officer of Deluxe Corporation, a provider of paper checks and electronic banking services, from May 1995 to May 1996 and as Chairman of the Board and Chief Executive Officer of Deluxe Corporation from May 1996 to December 2000 when eFunds Corporation was spun out of Deluxe Corporation. From January 1994 to April 1995, Mr. Blanchard was Executive Vice President of General Instrument Corporation, a supplier of set boxes and systems components to the cable and satellite television industry. From 1991 to

1993, Mr. Blanchard was Chairman and Chief Executive Officer of Harbridge Merchant Services, Inc., a national credit card processing company. Prior to that, Mr. Blanchard was employed by AT&T for 25 years, most recently as Senior Vice President responsible for national business sales.

Ms. Martin has been a director of ADC since March 2004. Ms. Martin has served as Senior Vice President and Chief Financial Officer for Capella Education Company, the publicly held parent company of Capella University, an accredited on-line university, since 2004. From 2002 to 2004, Ms. Martin served as Executive Vice President and Chief Financial Officer of World Data Products, Inc., an industry-leading provider of server, storage, network and telecom solutions worldwide. From 1993 to 2001, Ms. Martin was employed by Deluxe Corporation during which time she held a number of positions, including Senior Vice President and Chief Financial Officer, Vice President and Corporate Controller, Vice President and Controller of Deluxe Financial Services Group, Vice President and Controller of Paper Payment Systems Division, Director of Accounting Services, and Director of Internal Audit. Prior to joining Deluxe Corporation, Ms. Martin served as International Controller for Carlson Companies, a privately held international conglomerate. Ms. Martin is also a director of MTS Systems Corporation.

Mr. Rehfeld has been a director of ADC since September 2004. Mr. Rehfeld has served as an adjunct professor for the Executive MBA program at Pepperdine University in California since 1998. Mr. Rehfeld served as Chief Executive Officer of Spruce Technologies, Inc., a DVD authoring software company, during 2001. From 1997 to 2001, Mr. Rehfeld served as Chairman and Chief Executive Officer of ProShot Golf, Inc. He also served as President and Chief Executive Officer of Proxima Corporation from 1995 to 1997 and as President and Chief Executive Officer of ETAK, Inc. from 1993 to 1995. Mr. Rehfeld is also a director of America, Inc., Primal Solutions, Inc., Island Data Corp, Local.com Corporation and Enkeboll Design. He is also Chairman of the Forum of Corporate Directors in Orange County, California.

Mr. Boyle has been a director of ADC since November 1999. Mr. Boyle was appointed Chief Executive officer of Arbor Networks, Inc., a company that researches next-generation cyber threats and develops solutions that prevent network attacks, in June 2005. Prior to joining Arbor Networks, Mr. Boyle served as President and Chief Executive Officer of Equallogic, Inc., a company that develops networked storage by building intelligent storage solutions that extend the benefits of consolidated storage throughout the enterprise, from 2003 to 2004. From April 2000 to July 2003, Mr. Boyle served as Chief Executive Officer of Cogentric, Inc., a provider of solutions to enable decision makers to evaluate and enhance their Web-based capabilities. He served as Senior Vice President of ADC from October 1999 to April 2000 following our acquisition of Saville Systems PLC. Prior to joining ADC, Mr. Boyle served as President and Chief Executive Officer of Saville Systems PLC from August 1994 to October 1999 and as Saville’s Chairman of the Board from April 1998 to October 1999.

Dr. Spivey has been a director of ADC since September 2004. Dr. Spivey most recently served as President and Chief Executive Officer of Luminent, Inc., a fiber optics transmission products manufacturer, from July 2000 to November 2001. From 1997 to 2000, Dr. Spivey served as Network Products Group President for Lucent Technologies. He also served as Vice President of the Systems & Components Group at AT&T Corporation/Lucent Technologies from 1994 to 1997. Dr. Spivey is also a director of Novellus Systems, Inc., Raytheon Company, The Laird Group, PLC and Cascade Microtech, Inc.

Mr. Switz has been a director of ADC since August 2003. Mr. Switz has been President and Chief Executive Officer of ADC since August 2003. From January 1994 until August 2003, Mr. Switz served ADC as Chief Financial Officer as well as Executive Vice President and Senior Vice President. Mr. Switz also served as President of ADC’s former Broadband Access and Transport Group from November 2000 to April 2001. Prior to joining ADC, Mr. Switz was employed by Burr-Brown Corporation, a manufacturer of precision micro-electronics, most recently as Vice President, Chief Financial Officer and Director, Ventures & Systems Business. Mr. Switz is also a director of Broadcom Corporation, Micron Technology, Inc. and the Telecommunication Industry Association (TIA).

Mr. Wangberg has been a director of ADC since October 2001. Mr. Wangberg served as Chief Executive Officer and Chairman of the Board of TechTV (formerly ZDTV, Inc.), a cable television network focused on technology information, news and entertainment, from August 1997 until his retirement from these positions in

July 2002. Previously, Mr. Wangberg was Chief Executive Officer and Chairman of the Board of StarSight Telecast, Inc., an interactive navigation and program guide company, from February 1995 to August 1997. Mr. Wangberg is also a director of Autodesk, Inc. and Charter Communications, Inc.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (the “CD&A”) with management. Based on our review and discussions with management, we recommend to the Board of Directors that the CD&A be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

The Compensation Committee:
J. Kevin Gilligan, Chair
John A. Blanchard III
John E. Rehfeld
John D. Wunsch

Compensation Discussion and Analysis

Overview

This CD&A describes the major elements of our compensation program for the executive officers named in the Summary Compensation Table on page 26 of this proxy statement (the “named executive officers”). This CD&A also discusses the objectives, philosophy, process and decisions underlying the compensation of the named executive officers. The CD&A should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

The Compensation Committee of our Board of Directors is composed entirely of independent outside directors, as determined under the current NASDAQ Global Select Market listing standards and Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews and approves executive compensation programs and specific compensation arrangements for the named executive officers.

The principal elements of our executive compensation program for fiscal year 2007 were:

•	Base salary;

•	Annual, performance-based cash incentives;

•	Long-term equity incentives;

•	Benefits and perquisites; and

•	A change in control severance pay plan and other severance pay arrangements and practices.

Programs and Objectives and Reward Philosophy

Our Compensation Committee is guided by the following key objectives and reward philosophies in the design and implementation of our executive compensation program:

•	Pay for performance. Our compensation program must motivate our named executive officers to drive ADC’s business and financial results and is designed to reward both near-term performance as well as sustainable performance over a longer period. The “at risk” portion of total compensation (i.e., the incentive programs under which the amount of compensation realized by the executive is not guaranteed, and increases with higher levels of performance) should be the largest component of an executive’s compensation. For the most senior executives, an even greater part of compensation should be “at risk.”

•	Competitive Pay. Competitive compensation programs are required to attract and retain a high-performing executive team. For each of the named executive officers, total compensation should be at approximately the median level of total compensation for executives at companies with which we compete for executive talent.

•	Alignment with shareowners. Our executives’ interests must be aligned with the interests of our shareowners. Our compensation program should motivate and reward our executives to drive performance which leads to the enhancement of long-term shareowner value.

Key Considerations and Process

In applying these program objectives and reward philosophies, the Compensation Committee takes into account the following key considerations and adheres to the following processes:

Competitive Market Assessment.  We conduct a competitive market assessment for each of the primary elements of our executive compensation program. In setting executive compensation levels, the Compensation Committee reviews market data from the following sources:

•	Peer Group Information. The Compensation Committee considers information from the proxy statements of 22 “peer group” public companies with revenues ranging from $1 billion to $4 billion. The peer group is composed primarily of communications infrastructure companies. In order to broaden the sample size, the peer group also contains companies from other industries. In addition to a comparable revenue range, the selection of companies for inclusion within the peer group was also based upon a consideration of whether the selected companies have comparable range of total assets and market capitalization. The following companies were included in our comparison peer group for our fiscal year 2007:

Comparison Peer Group

3Com Corporation	Conexant Systems, Inc.	Powerwave Technologies
Adtran, Inc.	General Cable Corporation	Quanta Services, Inc.
Agere Systems, Inc.	Graftech International Ltd.	Superior Essex, Inc.
Amphenol Corporation	Harris Corporation	Tekelec
Andrew Corporation	IDEX Corporation	Tellabs, Inc.
Anixter International	MasTec, Inc.	Thomas & Betts Corp.
Belden CDT, Inc.	Molex, Inc.
CommScope, Inc.	Polycom, Inc.

•	Aon-Radford Executive Survey. This survey provides base salary and short-term and long-term incentive information on U.S. high-technology and manufacturing companies. The Compensation Committee considers benchmark information for 113 companies included in this survey with revenues ranging from $1 billion to $3 billion.

•	Watson Wyatt Survey Report on Top Management. We also obtain information from the manufacturing super-sector segment of this survey, which includes 81 companies with revenues of $500 million to $2.5 billion. This survey includes data on base salary and short-term and long-term incentive compensation.

•	Buck Consultants’ Summary Trends in Global Equity Compensation. This report is based on a broad-based survey of long-term incentive compensation programs.

•	Information from F. W. Cook & Co., Inc.. Our Compensation Committee also considers competitive market information provided by F. W. Cook & Co., Inc., an independent advisor retained by the Compensation Committee.

Our Financial and Strategic Objectives.  Each year our management team develops an annual operating plan and three-year strategic plan for review and approval by our Board of Directors. The Compensation Committee utilizes these financial and strategic plans in the development of compensation plans and performance goals for our named executive officers for the next fiscal year.

Considerations for Mr. Switz.  The Compensation Committee considers the following factors in setting the compensation arrangements for Mr. Switz:

•	An annual assessment of his performance conducted by our Governance Committee (based on evaluations from the entire Board);

•	The financial and strategic results achieved by ADC for the last fiscal year relative to the pre-established objectives in our annual operating plan and three-year strategic plan;

•	The financial plans and strategic objectives for the next fiscal year;

•	Other strategic and operational factors critical to the long-term success of our business;

•	The competitive market survey information described above; and

•	Guidance from the Compensation Committee’s independent compensation consultant.

Considerations for Other Named Executive Officers.  The Compensation Committee considers the following factors in setting the compensation arrangements for each of the other named executive officers:

•	Mr. Switz’s assessment of the named executive officer’s individual performance and contributions to our performance for the most recent fiscal year as well as the performance and contributions made over a sustained period of time (through both positive and negative business cycles);

•	ADC’s business and financial performance for the year just ended relative to pre-established objectives;

•	The market survey and competitive benchmarking data described above applicable to the specific position that the named executive officer holds;

•	Mr. Switz’s recommendations regarding compensation levels for the other named executive officers;

•	Input from the Compensation Committee’s independent compensation consultant;

•	An assessment of the named executive officer’s ability to take on additional responsibility in the future; and

•	An evaluation of the skill set of each named executive officer, including an assessment of how effective or unique the skill set is, how difficult it would be to replace and the relative importance of that particular skill set to the accomplishment of our business objectives.

Accounting, Tax and Financial Considerations.  The Compensation Committee carefully considers the accounting, tax and financial consequences of the executive compensation and benefit programs implemented by us. These were important considerations in connection with the design of the following compensation programs:

•	Our Global Stock Incentive Plan (“GSIP”) and our Executive Management Incentive Plan (“EMIP”) were designed to allow for tax-deductibility of stock option awards and annual cash incentive awards, respectively, under Section 162(m) of the Internal Revenue Code. The EMIP and the issuance of awards under the GSIP are topics discussed in greater detail later in this CD&A.

•	We have taken steps to ensure that our Pension Excess Plan, 401(k) Excess Plan, Change in Control Severance Plan, and employment agreement with Mr. Switz comply with the recently implemented regulations on non-qualified deferred compensation under Section 409A of the Internal Revenue Code.

•	In recent years, the Compensation Committee made a decision not to use stock options as the sole form of long-term equity incentives and began using a mix of stock options, restricted stock units with performance-based vesting and restricted stock units with time-based vesting. This change was made, in part, due to the implementation of new accounting regulations under FAS 123(R) concerning the expensing of equity-based incentive awards. The timing and amount of expense recorded for each of these various forms of equity awards will vary depending on the requirements of FAS 123(R). The use of these various forms of long-term equity compensation awards for each of our named executive officers is discussed in greater detail later in this CD&A.

Application to our Fiscal Year 2007 Executive Compensation Program

Total Compensation Mix

Fiscal Year 2007 Compensation Mix.  The table below illustrates, for each of the named executive officers, the manner in which (a) the overall mix of total direct compensation was allocated between performance and non-performance-based elements; (b) performance-based compensation was allocated between annual and long-term elements; and (c) total direct compensation was allocated between cash and equity.

Fiscal Year 2007
Total Direct Compensation Mix(1)

	Percent of Total Direct		Percent of Performance-		Percent of
	Compensation That is:		Based Total Direct		Total Direct Compensation
		Not	Compensation That is:		That is:
	Performance-	Performance-	Annual	Long-Term	Cash-	Equity-
	Based(4)	Based(5)	(6)	(7)	Based(8)	Based(9)

Robert E. Switz(2)	79%	21%	26%	74%	41%	59%
Gokul V. Hemmady(3)	76%	24%	23%	77%	41%	59%
James G. Mathews(2)	66%	34%	36%	64%	58%	42%
Patrick D. O’Brien	75%	25%	24%	76%	43%	57%
Jeffrey D. Pflaum	70%	30%	23%	77%	46%	54%
Laura N. Owen	73%	27%	21%	79%	42%	58%

(1)	For purposes of this table, “total direct compensation” includes the sum of base salary, target short-term cash incentive compensation and the fair value at grant of long-term equity incentive compensation.

(2)	This table does not include the special, supplemental restricted stock unit grant made to Mr. Switz for retention purposes or the grant made to Mr. Mathews in connection with his promotion to the position of Chief Financial Officer. These awards were special one-time grants and do not reflect the typical grant practices applied on a recurring annual basis. These one-time grants are discussed later in this CD&A.

(3)	Mr. Hemmady resigned from his position as Chief Financial Officer on April 24, 2007 and left our employment on May 19, 2007.

(4)	Target annual incentives plus long-term equity incentives divided by total direct compensation.

(5)	Base salary divided by total direct compensation.

(6)	Target annual incentives divided by target annual incentives plus long-term equity incentives.

(7)	Long-term equity incentives divided by target annual incentives plus long-term equity incentives.

(8)	Base salary plus target annual incentives divided by total direct compensation.

(9)	Long-term equity incentives divided by total direct compensation.

Analysis.  The compensation mix for our named executive officers in fiscal year 2007 was weighted significantly toward performance-based compensation in accordance with our pay for performance reward philosophy. This mix of compensation elements is within the median range for the mix of executive compensation provided by the companies benchmarked in the competitive market data described earlier in this CD&A.

Base Salaries

Fiscal Year 2007 Base Salaries.  We pay a competitive base salary to help us attract and retain talented executives. The amount of annualized base salary and year-over-year increase for each of the named executive officers in fiscal year 2007 is set forth in the following table:

Base Salary Table

	Fiscal Year	Fiscal Year	Annualized Percent
	2006	2007	Increase in 2007

Robert E. Switz	$675,000	$710,000	5.2%
Gokul V. Hemmady(1)	$330,000	$347,500	5.3%
James G. Mathews	$230,000	$243,800	6.0%
James G. Mathews(2)		$310,000	27.2%
Patrick D. O’Brien	$310,000	$319,500	3.1%
Jeffrey D. Pflaum	$269,500	$285,670	6.0%
Laura N. Owen	$256,100	$266,000	3.9%

(1)	Mr. Hemmady resigned from his position as Chief Financial Officer on April 24, 2007 and left our employment on May 19, 2007. The table above reflects his annual rate of pay in fiscal year 2007 and not the amounts he actually was paid by us.

(2)	Mr. Mathews received an annual base salary increase early in fiscal year 2007 and then a mid-year base salary increase due to his promotion to Chief Financial Officer on April 24, 2007.

In fiscal year 2007, Mr. Switz, received a 5.2% base salary increase based upon an assessment of his performance in fiscal year 2006 and the competitiveness of his base salary utilizing peer group information as the principal benchmark. Annual base salary increases for the other named executive officers were in the range of 3.1% to 6.0%, and the average annual base salary increase for all named executive officers was 4.8% (excluding the special increase to Mr. Mathews due to his promotion). In determining changes to base salary for the other named executive officers, our Compensation Committee considered individual performance, a competitive assessment, and other considerations discussed earlier in this CD&A.

Analysis.  Base salaries for each of our named executive officers in fiscal year 2007 fall within plus or minus 25% of the composite range of the median salaries paid by the companies in our peer group and the salary surveys against which we benchmark. The range of annual salary increases also falls within the median competitive range and is consistent with our competitive pay philosophy.

Annual Cash Incentives

Annual Cash Incentive Plans.  The primary objective of our annual incentive plans is to provide annual financial incentives for our executives to achieve our key company-wide and business unit financial and strategic goals. This is consistent with our pay for performance reward philosophy. Each of our named executive officers participates in one of the following two annual cash incentive plans that we maintain for our executives:

•	The Executive Management Incentive Plan, which we call the “EMIP”; or

•	The Management Incentive Plan, which we call the “MIP.”

Under both the EMIP and the MIP, the Compensation Committee establishes the performance goals and determines the payout amounts for each of the named executive officers. The EMIP has been approved by our shareowners and is designed so that annual cash incentive payments will be fully deductible for U.S. federal income tax purposes, even if they cause an executive’s total compensation to exceed $1 million. For fiscal year 2007, Mr. Switz was the only participant in the EMIP, and all of the other named executive officers participated in the MIP.

Target Amount of Annual Incentive Payout.  The Compensation Committee reviews and approves an annual incentive target payout amount (which is a dollar amount stated as a percentage of base salary) under the EMIP and MIP for each named executive officer. For fiscal year 2007, Mr. Switz could earn from 0% to 300% of his individual target payout amount depending on whether company-wide financial performance was higher or lower than the performance goals established for the EMIP. For fiscal year 2007, each of the other named executive officers could earn from 0% to 200% of their individual target payout amount depending on whether company-wide and business unit financial performance was higher or lower than the performance goals established for the MIP. A 100% payout of the target amount is made for achievement of financial performance that is “on-plan” with the pre-established goals. For the named executive officers who are not business unit Presidents, 100% of the EMIP and MIP goals was based upon company-wide financial metrics. For ADC business unit Presidents, 50% of their targeted percentage was based upon financial performance of their respective business unit and the remaining 50% was tied to company-wide financial performance goals. The following table illustrates the targeted percentage of annual incentive for each of the named executive officers for fiscal year 2007:

	Target Payout
	as a% of	Relative Weight of	Relative Weight of
	Base Salary	Company-Wide Goals	Business Unit Goals

Robert E. Switz	100%	100%	0%
Gokul V. Hemmady(1)	70%	100%	0%
James G. Mathews	45%	100%	0%
James G. Mathews(2)	70%	100%	0%
Patrick D. O’Brien	70%	50%	50%
Laura N. Owen	55%	100%	0%
Jeffrey D. Pflaum	55%	100%	0%

(1)	Mr. Hemmady resigned from his position as Chief Financial Officer on April 24, 2007 and left our employment on May 19, 2007. Accordingly, he was not eligible to receive any payment under our fiscal year 2007 MIP.

(2)	Mr. Mathews was promoted to the position of Chief Financial Officer on April 24, 2007. His annual incentive target payment percentage was increased on May 1, 2007 from 45% of his base salary to 70% of his base salary. Accordingly, Mr. Mathews’s actual MIP bonus was based on a target of 45% of his base salary during the first six months of fiscal year 2007 and 70% of his base salary during the last six months of fiscal year 2007.

2007 Incentive Plan Performance Goals and Results.  For fiscal year 2007, the performance goals established for the MIP were derived from our annual operating plan, which targeted revenue and profitability growth rates higher than the global revenue growth rates expected for our overall industry at the time the plan was established. The following company-wide performance metrics were used for the 2007 MIP:

•	Adjusted Operating Income: This is calculated as net sales less all expenses incurred to produce ADC’s products or deliver its services. Expenses include direct material and labor costs as well as regional and business unit costs, including engineering, sales and marketing expenses, and corporate overhead costs. The calculation of adjusted operating income does not include interest income, interest expense, income tax or other non-operating income. It also excludes restructuring and other expenses that are not reflective of the results of our ongoing business operations. Operating income is a key measure of our overall business success.

•	Net Sales: The amount of net sales is determined in accordance with Generally Accepted Accounting Principles (“GAAP”) for goods shipped or services provided to third party customers, net of returns received and discounts. Net sales are commonly used as a key performance measure both in our peer group and among U.S. public companies in general.

•	Free Cash Flow: Free cash flow is cash generated from operations (including restructuring charges) less capital expenditures. Free cash flow is a key measure of effective management of working capital.

At the company-wide level, 60% of the MIP bonus was based on adjusted operating income for fiscal year 2007. Net sales and free cash flow each accounted for 20% of the MIP bonus.

In fiscal year 2007, the business unit performance goals were based on the following performance metrics measured at the business unit level: net sales, adjusted operating income and metrics supportive of our free cash flow objectives (including inventory turns and collection of receivables). After establishing the performance metrics to be used, each metric was then given a relative weighting.

For our Global Connectivity Systems (“GCS”) business unit (of which Mr. O’Brien is the President), the free cash flow metric was inventory turns. Inventory turns measures the number of times per year we sell through our inventory balance, and is calculated by dividing third party cost of sales by average monthly net inventory balance.

For our GCS business unit, 60% of the MIP bonus was based on adjusted operating income for fiscal year 2007. Net sales and inventory turns each accounted for 20% of the MIP bonus.

Under the terms of the EMIP, the Compensation Committee establishes a financial threshold that must be achieved as a condition to any payout. The Committee then has the discretion to lower (but not raise) the payout amount under the EMIP if the specified financial threshold is achieved. For purposes of determining the final incentive payout amount under the EMIP for fiscal year 2007, the Compensation Committee administered the EMIP such that the payout amount for Mr. Switz was the same as it would have been under the MIP based upon performance against the company-wide financial goals established under the 2007 MIP.

The following table sets forth the financial goals for the fiscal year 2007 MIP and the corresponding financial results for the year. The table includes only company-wide and GCS business unit goals because these are the goals that affected the amount of the MIP bonuses paid to our named executive officers.

Fiscal Year 2007 — Incentive Plan Performance Goals and Results

			Incentive
	FY07	FY07	Payout
Metric	Target	Results	Percentage(1)

Company-wide Net Sales(2)(3)	$1,307	$1,322	114.23%
Company-wide Adjusted Operating Income(2)(3)	$88.3	$90.4	105.44%
Company-wide Free Cash Flow(2)(3)	$94.0	$131.2	200.0%
GCS Business Unit Net Sales(4)	$1,021	$995.5	68.42%
GCS Business Unit Adjusted Operating Income(4)	$115.2	$115.3	100.43%
GCS Business Unit Free Cash Flow Metric(4) (Inventory Turns)	4.1	3.39	0%

(1)	This column shows the actual payout percentage relative to the target for each particular performance metric in the 2007 MIP.

(2)	The combined company-wide metrics accounted for 100% of the total targeted MIP opportunity for Mr. Switz, Mr. Mathews, Ms. Owen and Mr. Pflaum, and 50% of the targeted MIP opportunity for Mr. O’Brien. The combined GCS business unit metrics accounted for the other 50% of the total targeted MIP opportunity for Mr. O’Brien.

(3)	The same company-wide goals and results were also applied by the Compensation Committee in the administration of the 2007 EMIP for Mr. Switz.

(4)	The combined GCS business unit metrics accounted for 50% of the total targeted MIP opportunity for Mr. O’Brien in fiscal year 2007.

Analysis.  The value of the target payout amounts for our EMIP and MIP is near the median of the short-term incentive payments made by companies included in the market survey data that we used as benchmarks for fiscal year 2007. Based on our 2007 financial performance and the relative weighting of each goal established by the Compensation Committee, Mr. Switz received 126.1% of his total targeted EMIP payout amount for fiscal year 2007. Also, based on these company-wide performance goals as well as applicable business unit performance goals, the other named executive officers were awarded payouts ranging from 93.6% to 126.1% of their total targeted MIP payout amount for fiscal year 2007. The dollar amounts earned under the EMIP and the MIP in fiscal year 2007 by each of our named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table appearing on page 26 of this proxy statement.

Over the past two fiscal years, the payout for performance against goals for the named executive officers has ranged from 0% to 126.1% of the annual target payout amount. Consistent with our pay for performance reward philosophy, no annual incentives were paid to our named executive officers in fiscal year 2006 because we did not achieve our pre-established financial goals in that year. In fiscal year 2007, we exceeded the “on-plan” amount for our pre-established company-wide financial goals, which resulted in annual incentive payouts greater than 100% of the targeted amount. The volatile and challenging industry and market conditions in which we operate contributes to significant variations in annual performance against goals and incentive payout amounts against the target level of payout.

Long-Term Equity Incentives in Fiscal Year 2007

Program Design for Long-Term Equity Incentives.  We make long-term equity incentive awards to our executive officers in December of each year. These awards represent the largest component of the targeted value in the total compensation paid to our named executive officers. The primary objectives of our equity incentive program are to:

•	Align the interests of our executive officers with the interests of our shareowners through stock awards which have multi-year vesting requirements and which provide a significant incentive for executives to focus on increasing long-term shareowner value;

•	Provide a total compensation package that is competitive based upon our assessment of the market data described earlier in this CD&A; and

•	Provide financial incentive help to retain our executives over a multi-year period.

Historically, stock option awards were our primary form of long-term equity incentive awards. Since 2004, we have modified our approach to long-term equity incentives to include other types of equity compensation awards in addition to stock options. This change allows us to provide a mix of long-term equity awards that has an effective incentive and retention impact across a range of business and industry conditions. This change is also responsive to changes in accounting regulations for equity compensation and developments in competitive market practices. All equity-based awards to our named executive officers in fiscal year 2007 were made under our GSIP. The following types of equity compensation awards were used in fiscal year 2007:

•	Incentive stock options (“ISOs”) and non-qualified stock options. Stock options are a contract between ADC and the option holder under which the option holder may purchase a share of ADC stock in the future at a pre-set exercise price. Our stock options are granted on the date that they are approved by the Compensation Committee at an exercise price equal to the final closing price of our stock as reported on the NASDAQ Global Select Market on the date of grant. Our annual stock option grants are made in December following the release of our financial results for the previous fiscal year. Stock options granted in fiscal year 2007 vest ratably over a four-year period and have a seven year term. The primary difference between ISOs and non-qualified stock options is the income tax treatment to ADC and the option holder upon exercise. ISOs provide employees with the ability to acquire ADC stock without paying income taxes at the time the option is exercised. If an employee exercises an ISO and holds the stock for the required period, any gains on the sale of the stock are treated as capital gains. Upon the exercise of a non-qualified stock option, the employee pays standard individual income tax on the difference between the exercise price and the stock price on the exercise date. ADC receives a tax deduction when a non-qualified stock option is exercised. We issued a combination of ISOs and non-qualified stock options in fiscal year 2007 to provide potential tax advantages to ADC and our executive officers to the extent permitted under U.S. income tax regulations. As the potential value ultimately realized by the option holder upon exercise increases with improvement in our stock price, stock options provide incentive for our executives to drive performance leading to increases in long-term shareowner value.

•	Restricted stock units with performance-based vesting. A restricted stock unit with performance-based vesting (“PSU”) is an award that converts to shares of ADC common stock on a one-for-one basis when the pre-established vesting criteria are met. Vesting of PSUs is contingent on both continued employment during the vesting period and the achievement by ADC of a three-year cumulative pre-tax GAAP earnings per share target over the three-year performance measurement period. This formula was set by the Compensation Committee based on the Compensation Committee’s judgment of an acceptable threshold level of performance prior to vesting of PSUs. The PSUs granted in fiscal year 2007 are intended to provide incentive and reward the executive for achievement of the specified earnings goal by ADC over the three-year period ending October 31, 2009. These PSUs vest on an “all or nothing” basis, depending on whether the pre-established threshold level of earnings is achieved during this period. At the time PSU awards were made in fiscal years 2006 and 2007, the Compensation Committee expressly reserved the discretion to take into account extraordinary circumstances and material unforeseen events occurring during the performance measurement period for the purposes of calculating pre-tax earnings per share against the pre-established target. In fiscal year 2007, the Compensation Committee exercised this discretion in two cases. First, the Compensation Committee will exclude a special donation by us to the ADC Foundation for purposes of determining whether the earnings per share target was met. Second, the Compensation Committee will exclude impairment charges related to auction-rate securities from the earnings per share determination, because such charges reflected extraordinary developments in the credit markets rather than our on-going financial performance. As noted in the section “Executive Compensation Changes Anticipated in Fiscal Year 2008,” we have made changes in the terms of the PSUs awarded in fiscal year 2008.

•	Restricted stock units with time-based vesting. A time-based restricted stock unit (“RSU”) is an award that converts to shares of ADC common stock on a one-for-one basis after vesting. All RSUs granted in fiscal year 2007 vest at the end of a three-year period following the date of grant, provided the executive officer remains continuously employed by ADC during that entire period. These awards are designed primarily to attract and retain senior executives. Because the value of an RSU increases as the market value of our stock increases, RSUs also provide incentive for award recipients to drive performance that leads to improvement in the market value of our stock.

Analysis.  Our Compensation Committee believes that the use of long-term equity incentives as a significant component of total compensation is consistent with our philosophy of aligning the interests of our executive officers with those of our shareowners and our pay for performance reward philosophy. The targeted value of equity awards at the time of grant is determined based on consideration of competitive market data, the costs and potential shareowner dilution of the program, overall business and market conditions, and incentive and retention objectives. The specific numbers of stock options, PSUs and RSUs that were granted to each of our named executive officers in fiscal year 2007 are set forth on the table entitled “Grants of Plan-Based Awards” in the executive compensation tables found later in this proxy statement.

In fiscal year 2007, Mr. Switz received both an annual equity compensation award and a special, supplemental award. The value of his annual equity compensation grant approximated the market median level and was comprised of a combination of stock options and PSUs. Mr. Switz also received a supplemental award of RSUs in December 2006 in recognition of the renewal of his three-year employment agreement originally entered into with us in August 2003 and the completed vesting of the initial three-year stock option and restricted stock grants made to Mr. Switz at the time he was first appointed as our Chief Executive Officer. This supplemental grant consisted of 225,000 RSUs, which will vest in full on December 18, 2009, subject to Mr. Switz’s continued employment with us. The Compensation Committee made this award to enhance the financial incentives for Mr. Switz to continue serving as our Chief Executive Officer and driving our performance during a challenging period of change for our industry. In determining the size of this award, the Committee also considered the then current value of awards made in prior years to Mr. Switz.

In past years, the Compensation Committee targeted the value of equity compensation grants for the other named executive officers near the median levels for our competitive market. In fiscal year 2007, however, the other named executive officers were awarded annual equity compensation grants that had an aggregate value at the time of grant in the range of approximately 50% above the market median level. The Committee departed from its general philosophy of making awards near the competitive median for 2007 in order to provide a strong financial incentive for the named executive officers to continue serving the Company and to drive our performance over the vesting period. The Committee is not planning to make a permanent departure from its median pay philosophy. In determining the size of these awards, the Committee also considered the then current value of awards made in prior years to each of the named executive officers.

Executive Stock Ownership Guidelines.  The Compensation Committee also maintains ADC stock ownership targets for executive officers as another means of aligning the interests of the named executive officers and the interests of our shareowners. The stock ownership targets for executive officers are expressed as a fixed number of shares, which represents the targeted number of shares that each of our executives is encouraged and expected to own over time. For equity compensation awards made since fiscal year 2004, the Committee instituted a requirement that each executive officer must hold at least 50% of shares received upon the exercise of stock options and the vesting of PSUs and RSUs (after reduction for the payment of taxes and the exercise costs) until such time as the targeted stock ownership level is achieved by the executive.

Executive Benefits and Perquisites

Primary Benefits.  Our named executive officers are eligible to participate in the same employee benefit plans in which all other eligible U.S. salaried employees participate. These plans include medical, dental, life insurance, disability and a qualified retirement savings plan. We also maintain a nonqualified savings plan in which our named executive officers are eligible to participate. This nonqualified plan has the same general plan features and benefits as our qualified retirement plan and is designed for all U.S. salaried employees who are affected by tax law limits on compensation, contributions and/or deductions.

Cash Allowance in lieu of Perquisites.  For a number of years, we have maintained a program that provides each named executive officer with an annual cash allowance in lieu of providing the perquisites available at many other companies. In fiscal year 2007, we provided our named executive officers with an annual executive allowance that could be used at their discretion for any purpose, including for various professional services (such as financial counseling, tax preparation, estate planning and investment advice), club membership, automobile purchase/lease, or home security systems and services.

While many companies choose to reimburse actual expenses for perquisites provided their officers, we have chosen to simplify that process by providing our executives this annual cash allowance. The executive officer is responsible for all taxes on any imputed income resulting from this program. While this allowance is treated as cash income to the executive, the amount of the allowance is not included in the base salary amount on which an executive’s incentive compensation is calculated. The specific allowance amount paid to each of the named executive officers in fiscal year 2007 is reflected in the Summary Compensation Table found on page 26 of this proxy statement.

Other Perquisites.  In addition to a cash allowance for Mr. Switz, we reimburse club membership fees pursuant to the terms of his employment agreement. We also allow Mr. Switz periodic use of a fully depreciated company leased vehicle for which we pay lease maintenance and registration fees, and Mr. Switz pays all operating costs.

Charitable Donation Program.  The ADC Foundation offers a charitable donation program, the Corporate Leaders in Community Program (the “CLIC Program”), in which our named executive officers may participate. Under the CLIC Program, the ADC Foundation will make a charitable contribution of up to $5,000 in any one year period to a charitable organization to which a named executive officer provides significant service.

Analysis.  The overall value of our benefit plans and perquisites is intended to reflect competitive market practices. These plans are important elements in attracting and retaining qualified executives and other employees. The amount of the annual cash allowance is generally competitive with the aggregate value of perquisites provided by many other companies to their executive officers and is consistent with our competitive pay philosophy.

Executive Severance Pay

Severance Pay Arrangements and Practices.  We have an employment agreement with Mr. Switz that contains severance pay arrangements. The severance provisions of the employment agreement are designed to provide clarity with respect to the rights and obligations of the parties upon the termination of his employment with ADC. The terms of this employment agreement are described in the section entitled “Employment and Severance Agreement with Robert E. Switz” in this proxy statement.

We do not have formal severance agreements with any of our other named executive officers. However, we do have a practice of providing executives at this level up to 15 months of base salary continuation, reimbursement for two months of continued medical benefits under COBRA and executive outplacement assistance.

Executive Change in Control Severance Pay Plan.  If a change in control of ADC were to occur, the Compensation Committee believes that it is in the best interests of shareowners, employees and the communities in which we operate to ensure the retention of key executives to facilitate an orderly transition. For this reason, we maintain an Executive Change in Control Severance Pay Plan covering high-level executives, including Mr. Switz and the other named executive officers. This reduces the risk of losing key management personnel that may occur during a critical period of a potential or actual change in control of ADC. This plan is separate from the severance arrangements described above but would not allow an executive to obtain duplicative severance benefits upon termination of employment.

The Executive Change in Control Severance Pay Plan contains a double trigger severance provision, which means that, in order to receive severance benefits, an executive’s employment must be terminated within a specified period following a change in control. The Compensation Committee believes that a double trigger design is more appropriate for severance benefits than the single trigger design as it prevents payments in the event of a change in control where the executive continues to be employed without an adverse effect on compensation, role and responsibility or job location. This plan also has an excise tax gross-up provision under which the executive’s excise tax liability arising from change in control severance payments is paid by us. Additional details about this plan and the potential severance payment amounts for each of our named executive officers can be found under “Executive Change in Control Severance Pay Plan” in this proxy statement.

Analysis.  The levels of severance pay and benefits that would be provided under our severance pay arrangements and practices are competitive with market practices. Our Compensation Committee believes that they are important elements of a total compensation program to attract and retain senior executives. Market data also indicates that the other terms and conditions of our change in control severance pay plan are consistent with the design provisions and benefit levels of similar plans at other companies for which we compete for executive talent.

Additional Information and Considerations

The Role of the Compensation Committee and Its Use of Advisors.  A summary of the role of the Compensation Committee is found in the section entitled “Corporate Governance and Board Matters” in this proxy statement. For more information on the role and responsibilities of the Compensation Committee, we encourage you to review the Compensation Committee charter, which is posted on our website at www.adc.com/investorrelations/corporategovernance.

The Compensation Committee charter permits the Compensation Committee to engage independent outside advisors to assist the Compensation Committee in the fulfillment of its responsibilities. The

Compensation Committee engages an independent executive compensation consultant for information, advice and counsel. Typically, the consultant assists the Compensation Committee by providing an independent review of:

•	Our executive compensation policies, practices and designs;

•	The mix of compensation established for our named executive officers as compared to external benchmarks;

•	Market trends and competitive practices in executive compensation; and

•	The specific compensation package for Mr. Switz.

For our 2007 fiscal year, the Compensation Committee engaged F. W. Cook & Co., Inc. as its independent consultant. This selection was made directly by the Compensation Committee. F.W. Cook & Co., Inc. provides no other compensation or benefit consulting services to ADC.

The Role of Executive Management in the Process of Determining Executive Compensation.  Mr. Switz makes recommendations to the Compensation Committee regarding executive compensation decisions for the other named executive officers. Ms. Owen, our Chief Administrative Officer, is responsible for administering our executive compensation program. Ms. Owen also reviews significant proposals or topics impacting executive compensation with the Compensation Committee. Mr. Mathews, our Chief Financial Officer, provides information and analysis on various aspects of our executive compensation plans, including financial analysis relevant to the process of establishing performance targets for our MIP and EMIP plans as well PSU awards. Mr. Pflaum, our General Counsel, acts as Secretary to the Compensation Committee as well as the full Board and other Board Committees. Although members of our management team participate in the process of determining executive compensation, the Compensation Committee also meets regularly in executive session without any members of the management team present. The Compensation Committee makes the final determination of the executive compensation package provided to each of our named executive officers.

Executive Compensation Changes Anticipated in Fiscal Year 2008.  We currently are implementing certain changes to our executive compensation program for fiscal year 2008. These changes are intended to continue to improve our compensation to achieve our goals of attracting, motivating and retaining key employees in order to drive the performance of our business. The primary changes planned for fiscal year 2008 include:

•	Changes in MIP Design. In fiscal year 2008, we will include a new individual performance component to the performance goals used for our MIP. In fiscal year 2008, each of our named executive officers, other than Mr. Switz, will have 25% of their annual targeted incentive subject to the achievement of individual goals designed to advance key initiatives in our business. The remaining 75% of targeted annual incentive compensation for these executives will continue to be tied to the achievement of company-wide and business unit financial performance goals. All of Mr. Switz’s targeted annual incentive compensation will continue to be tied to the achievement of company-wide financial performance goals. The individual performance goals for the other named executive officers have been mutually agreed to by Mr. Switz and the named executive officer and were reviewed at the beginning of the fiscal year by the Compensation Committee. At the end of the fiscal year, Mr. Switz will assess each named executive officer’s performance against the individual goals and will make a recommendation to the Compensation Committee on the amount of payout to be made to each of the other named executive officers in relation to his or her individual performance goals. The Compensation Committee will determine the final amount of MIP payout to each of the named executive officers at the end of the fiscal year with respect to individual performance relative to the individual goals. It will be possible for an individual to receive a payout under the individual performance component of the MIP even if the company-wide and business unit financial performance goals are not met for the remaining portion of the MIP.

•	Changes to PSU Design. We will modify the design of PSU awards made in fiscal year 2008 in several important ways. The PSUs will target a range of potential results for the earnings metric, which will lead to a range of potential payout amounts from 0% to 200% of the targeted amount of the PSU award. This is different from the “cliff” type vesting utilized in fiscal year 2007, which has an all or nothing payout design based on achievement of a specified performance level. The PSU performance metric will be cumulative GAAP Earnings per Share over a three year performance period (fiscal years 2008 through 2010), subject to adjustments established by our Compensation Committee. The target amount of this earnings performance metric will be more directly tied to the planned results of our three-year financial plans than it has been in prior years. The Compensation Committee believes the modified PSU design will better drive executive performance by providing further incentive to perform at the high end of the targeted performance range.

•	Changes to Equity Incentive Program Design. We have developed a program for fiscal year 2008 under which we offered our executives the ability to indicate a preference among a defined mix of different types of equity compensation awards. Our named executive officers (other than Mr. Switz) are eligible to participate in this new program. Within defined parameters, our executives at the beginning of fiscal year 2008 were given the ability to designate a preference for the form and relative weighting of their annual equity compensation award. More specifically, our executives were able to indicate a preference for their individual annual equity grants to be made in the in the form of: (i) 100% stock options; (ii) a mix of stock options and PSUs in approximately equal amounts by value; or (iii) a mix of one-third stock options, one-third PSUs and one-third RSUs in approximately equal amounts by value. After a named executive officer indicated his or her preference, our Compensation Committee made the final determination of the actual amount and form of equity compensation awards made to the named executive officer. In designing this program, we valued an RSU higher than we valued a PSU, and we valued a PSU higher than we valued a stock option. Therefore, to deliver the same targeted value, a recipient would receive a lower number of RSUs when compared to PSUs and a lower number of PSUs when compared to stock options. This is in recognition of the fact that stock options and PSUs offer greater risk along with greater maximum reward potential to the recipient. RSUs present less risk to the recipient but also provide a lower maximum potential reward opportunity for the recipient.

This new program is intended to recognize that each executive has unique financial circumstances and personal preferences and is being implemented in an effort to optimize the attractiveness of our equity compensation programs to our executives. We believe that this new equity choice program will help differentiate ADC as an attractive and innovative employer and will enhance our efforts to retain and attract superior executive talent.

Summary Compensation Table

The following table shows the cash and non-cash compensation for the last fiscal year awarded to or earned by individuals who served as our chief executive officer or chief financial officer and each of our three other most highly compensated executive officers during fiscal year 2007 (collectively, the “named executive officers”).

Summary Compensation Table

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
		Stock	Option	Incentive Plan	Compensation	All Other
	Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Robert E. Switz	703,269	1,468,156	960,740	886,822	2,975	54,223	4,076,185
Chief Executive Officer President
Gokul V. Hemmady	197,115	235,383	277,065	0	—	32,773	742,336
Vice President and Chief Financial Officer until 4/24/07
James G. Mathews	274,246	91,126	77,801	204,485	—	19,477	667,135
Vice President and Chief Financial Officer since 4/24/07
Patrick D. O’Brien	317,673	182,469	182,320	222,594	—	28,623	933,679
Vice President, President, Global Connectivity Solutions
Jeffrey D. Pflaum	282,560	132,888	139,930	195,970	—	22,555	773,904
Vice President, General Counsel and Secretary
Laura N. Owen	264,096	142,403	155,981	183,164	—	17,786	763,430
Vice President, Chief Administrative Officer

(1)	Includes amount deferred at the election of the named executive officer pursuant to the ADC Telecommunications, Inc. Retirement Savings Plan and the ADC Telecommunications, Inc. 401(k) Excess Plan.

(2)	The amounts in these columns are calculated based on FAS 123(R) and reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 31, 2007 for share-based awards. Accordingly, these amounts may include amounts from awards granted both in and prior to fiscal year 2007. Assumptions used in the calculation of these amounts are in footnote 12 to our audited financial statements in our Annual Report on Form 10-K for our fiscal year ended October 31, 2007.

(3)	All of the annual cash incentives paid to the named executive officers are performance-based. As a result of actual financial business performance against pre-established goals, each of the named executive officers earned awards under our fiscal year 2007 MIP (or in Mr. Switz’s case, the EMIP) as set forth in the following table. Cash incentive awards earned under the fiscal year 2007 MIP and EMIP were paid in December 2007.

Annual Incentive Summary

	Fiscal Year 2007	Fiscal Year 2007	Actual Fiscal Year 2007
	Eligible	MIP as a% of	MIP Performance	Fiscal Year 2007
Name	Base Salary ($)(a)	Base Salary(b)	Results (%)(c)	MIP Award ($)

Robert E. Switz	703,269	100%	126.1%	886,822
Gokul V. Hemmady	197,115	70%	126.1%	0	(d)
James G. Mathews	155,000	70%	126.1%	204,485
	119,246	45%	126.1%
Patrick D. O’Brien	317,673	70%	100.1%	222,594
Jeffrey D. Pflaum	282,560	55%	126.1%	195,970
Laura N. Owen	264,096	55%	126.1%	183,164

(a)	The full amount of each bonus payment was made in cash under our MIP (or in Mr. Switz’s case, the EMIP). Payments under the MIP are calculated based on: target incentive opportunity, financial performance relative to pre-established goals, and fiscal year 2007 eligible base salary. Eligible base salary is the amount of base salary paid to the participant during the fiscal year. Base salary for the purposes of the MIP includes paid time off such as vacation, sick pay or PTO.

(b)	MIP target incentives are established at the beginning of the fiscal year to be near the market medians of short-term incentives paid to employees with similar positions by the companies in our benchmark surveys. Mr. Mathews was promoted from Controller to Chief Financial Officer on April 24, 2007. His annual incentive target payment percentage was increased on May 1, 2007 from 45% of his base salary to 70% of his base salary. Accordingly, Mr. Mathews’s MIP bonus was based on a target of 45% of his base salary during the first six months of fiscal year 2007 and 70% of his base salary during the last six months of fiscal year 2007.

(c)	Because each named executive officer had significant responsibility for ADC’s overall success, each of their MIP payments is based upon high level financial performance metrics. All of the MIP/EMIP payments for Messrs. Switz, Mathews and Pflaum and Ms. Owen were based on company-wide financial performance. Mr. O’Brien also had primary responsibility for his business unit, and 50% of his MIP payment was based on the financial performance of that business unit, while the remaining 50% was based on company-wide financial performance.

(d)	Mr. Hemmady terminated his employment with ADC prior to the end of the fiscal year and was not eligible for an incentive payout in fiscal year 2007 in accordance with the terms of the MIP.

(4)	The amount in this column reflects the actuarial increase in the present value of Mr. Switz’s benefits under the ADC Telecommunications, Inc. Pension Excess Plan, which utilizes the 1994 Group Annuity Reserving Mortality tables at 4.69%. We do not have any above market earnings under our nonqualified deferred compensation plan.

(5)	Amounts shown in this column include the following:

All Other Compensation

		Company
	Company	Match on		Reimbursement
	Match on	401(k)		Of Club
	Qualified	Excess	Perquisite	Dues and
Name	401(k) Plan	Plan	Allowance(a)	Fees	Other(b)	Totals

Robert E. Switz	6,664	14,348	24,092	8,222	897	54,223
Gokul V. Hemmady	4,916	1,523	8,800	—	17,534	32,773
James G. Mathews	5,838	416	13,223	—	—	19,477
Patrick D. O’Brien	4,781	2,780	16,062	—	5,000	28,623
Jeffrey D. Pflaum	6,654	863	10,038	—	5,000	22,555
Laura N. Owen	6,678	1,070	10,038	—	—	17,786

(a)	Allowance paid to named executive officers in lieu of providing them with certain perquisites. See page 22 of the CD&A for further discussion of the allowances paid.

(b)	The amount for Mr. Switz represents the aggregate incremental cost to ADC of an ADC fleet vehicle, and the amount for Mr. Hemmady represents his remaining PTO balance paid to him upon his termination. The amounts for Mr. O’Brien and Mr. Pflaum represent charitable contributions made by the ADC Foundation under the CLIC Program in recognition of significant charitable service made by them to the non-profit organization receiving the award.

Grants of Plan-Based Awards

The following table summarizes the fiscal year 2007 grants of equity and non-equity plan-based awards to the named executive officers. All of these equity and non-equity plan-based awards were granted under our GSIP and the fiscal year 2007 MIP and EMIP.

Grants of Plan-Based Awards

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
			Estimated Future			Estimated Future			Number	Number of	or Base	Value
			Payouts Under Non-Equity			Payouts Under Equity			of Shares	Securities	Price of	of Stock
		Date of	Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Option	and
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	Action	(#)(1)	(#)(1)	(#)(1)	(#)(2)	(#)(2)	(#)(2)	(#)(3)	(#)(4)	($/sh)	Awards(5)

Robert E. Switz	—	—	0	703,269	2,109,807	—	—	—	—	—	—	—
	12/18/2006	12/18/2006	—	—	—	—	—	—	—	140,000	$14.59	998,886
	12/18/2006	12/18/2006	—	—	—	—	—	—	225,000	—	$14.59	3,282,750
	12/18/2006	12/18/2006	—	—	—	0	70,000	70,000	—	—	$14.59	1,021,300
Gokul V. Hemmady(6)	—	—	0	197,115	394,230	—	—	—	—	—	—	—
	12/18/2006	12/18/2006	—	—	—	—	—	—	—	38,400	$14.59	273,981
	12/18/2006	12/18/2006	—	—	—	—	—	—	19,200	—	$14.59	280,128
	12/18/2006	12/18/2006	—	—	—	0	19,200	19,200	—	—	$14.59	280,128
James G. Mathews(7)	—	—	0	162,161	324,322	—	—	—	—	—	—	—
	12/18/2006	12/18/2006	—	—	—	—	—	—	—	13,600	$14.59	97,035
	12/18/2006	12/18/2006	—	—	—	—	—	—	2,800	—	$14.59	40,852
	12/18/2006	12/18/2006	—	—	—	0	2,800	2,800	—	—	$14.59	40,852
	12/18/2006	12/18/2006	—	—	—	—	—	—	11,000	—	$18.40	202,400
	4/30/2007	4/23/2007	—	—	—	—	—	—	—	14,000	$18.40	119,547
	4/30/2007	4/23/2007	—	—	—	0	11,000	11,000	—	—	$18.40	202,400
Patrick D. O’Brien	—	—	0	222,371	444,742	—	—	—	—	—	—	—
	12/18/2006	12/18/2006	—	—	—	—	—	—	—	33,200	$14.59	236,879
	12/18/2006	12/18/2006	—	—	—	—	—	—	16,600	—	$14.59	242,194
	12/18/2006	12/18/2006	—	—	—	0	16,600	16,600	—	—	$14.59	242,194
Jeffrey D. Pflaum	—	—	0	155,408	310,816	—	—	—	—	—	—	—
	12/18/2006	12/18/2006	—	—	—	—	—	—	—	23,700	$14.59	169,097
	12/18/2006	12/18/2006	—	—	—	—	—	—	11,850	—	$14.59	172,892
	12/18/2006	12/18/2006	—	—	—	0	11,850	11,850	—	—	$14.59	172,892
Laura N. Owen	—	—	0	145,253	290,506	—	—	—	—	—	—	—
	12/18/2006	12/18/2006	—	—	—	—	—	—	—	26,000	$14.59	185,508
	12/18/2006	12/18/2006	—	—	—	—	—	—	13,000	—	$14.59	189,670
	12/18/2006	12/18/2006	—	—	—	0	13,000	13,000	—	—	$14.59	189,670

(1)	Represents the possible payout amounts under our EMIP and MIP for fiscal year 2007. The actual cash incentive payout amounts for fiscal year 2007 are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	The awards reflected in this column are PSUs that have a three-year performance period from November 1, 2006 through October 31, 2009, vest on January 9, 2010, and were granted pursuant to our GSIP. Vesting of PSUs is contingent on both continued employment during the vesting period and the achievement by ADC of a three-year cumulative pre-tax GAAP earnings per share target over the three-year performance measurement period. These PSUs vest on an “all or nothing” basis, depending on whether the pre-established threshold level of earnings is achieved during the performance period. If the named executive officer’s employment terminates during the performance period as a result of death or disability, a pro-rata portion will be awarded as soon as administratively feasible after termination of employment. If the award recipient’s employment terminates during the performance period as a result of retirement, involuntary job elimination or due to divestiture of an ADC business unit, a pro-rata portion will be awarded only if the performance measure is achieved by ADC by the end of the performance period. In the event of a change in control of ADC, the award will vest in full.

(3)	The awards reflected in this column are RSUs granted that have a three-year vesting period. The RSUs vest in full on January 9, 2010. If the named executive officer’s employment terminates prior to the vesting date as a result of death or disability, a pro-rata portion will be awarded as soon as administratively feasible after termination of employment. If the named executive officer’s employment terminates prior to the vesting date as a result of retirement, involuntary job elimination or due to divestiture of an ADC business unit, a pro-rata portion will be awarded by ADC by the end of the scheduled vest date. In the event of a change in control of ADC, the award will vest in full.

(4)	The stock options reflected in this column are granted pursuant to our GSIP and vest in 25% increments on each of December 18, 2007, December 18, 2008, December 18, 2009 and December 18, 2010, as long as the named executive officer is still an employee as of these dates. Each option will be fully vested as of December 18, 2010.

(5)	ADC utilizes the Black-Scholes methodology to value its stock options granted to executives. The assumptions were as follows: Exercise price based on closing price on the date of grant, seven year term, 4.61 years average time to exercise, 4.437% risk-free interest rate, and dividend yield of 0%. The calculated Black-Scholes co-efficient was 0.489.

(6)	Mr. Hemmady terminated his employment with ADC prior to the end of the fiscal year and was not eligible for a cash incentive payout in fiscal year 2007 in accordance with the fiscal year 2007 MIP. Further, all PSUs, RSUs and stock options granted to Mr. Hemmady in fiscal year 2007 were forfeited and canceled upon termination of his employment in accordance with the GSIP.

(7)	Mr. Mathews was promoted from Controller to Chief Financial Officer on April 24, 2007. Mr. Mathews received an annual grant of stock options, RSUs and PSUs on December 18, 2006 while in his former position as Controller. Upon his promotion to Chief Financial Officer, the Compensation Committee approved additional grants of stock options, RSUs and PSUs.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the unexercised stock options, unvested RSUs and unvested PSUs held as of October 31, 2007 by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

								Stock Awards(1)
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
											Plan	Market
											Awards:	or Payout
								Number of			Number of	Value of
		Option Awards(1)						Shares		Market	Unearned	Unearned
		Number of		Number of				or Units		Value of	Shares,	Shares,
		Securities		Securities				of Stock		Shares or	Units or	Units or
		Underlying		Underlying				That		Units of	Other	Other
		Unexercised		Unexercised		Option		Have		Stock That	Rights That	Rights That
		Options		Options		Exercise	Option	Not		Have Not	Have Not	Have Not
		(#)		(#)		Price	Expiration	Vested		Vested	Vested	Vested
Name	Grant Date	Exercisable		Unexercisable		($)	Date	(#)(2)		($)(3)	(#)(4)	($)(3)

Robert E. Switz	11/4/1997	23,142		0		61.25	11/4/2007	—		—	—	—
	11/2/1998	21,428		0		42.88	11/2/2008	—		—	—	—
	11/1/1999	21,428		0		83.78	11/1/2009	—		—	—	—
	10/29/1999	5,060		0		83.46	10/29/2009	—		—	—	—
	10/31/2000	5,686		0		149.63	10/31/2010	—		—	—	—
	11/1/2000	18,571		0		155.31	11/1/2010	—		—	—	—
	5/31/2001	21,428		0		53.76	5/31/2011	—		—	—	—
	11/1/2001	51,833		0		30.59	11/1/2011	—		—	—	—
	11/27/2002	96,285		0		15.82	11/27/2012	—		—	—	—
	8/29/2003	171,428		0		17.43	8/29/2013	—		—	—	—
	12/16/2004	71,427	(5)	71,429	(5)	18.76	12/16/2014	—		—	—	—
	12/15/2005	31,250	(5)	93,750	(5)	23.91	12/15/2015	—		—	—	—
	12/18/2006	—		140,000	(5)	14.59	12/18/2013	—		—	—	—
	12/16/2004	—		—		—	—	25,000	(6)	467,500	—	—
	12/15/2005	—		—		—	—	—		—	62,500 (7)	1,168,750
	12/18/2006	—		—		—	—	—		—	70,000 (8)	1,309,000
	12/18/2006	—		—		—	—	225,000	(9)	4,207,500	—	—
Gokul V. Hemmady	3/3/2004	14,999		—		20.44	5/18/2008	—		—	—	—
	12/16/2004	13,764		—		18.76	5/18/2008	—		—	—	—
	12/15/2005	7,500		—		23.91	5/18/2008	—		—	—	—
	12/29/2003	25,578		—		19.81	5/18/2008	—		—	—	—
James G. Mathews	12/30/2005	3,500	(10)	10,500	(10)	22.39	12/30/2015	—		—	—	—
	12/18/2006	—		13,600	(10)	14.59	12/18/2013	—		—	—	—
	4/30/2007	—		14,000	(10)	18.40	4/30/2014	—		—	—	—
	12/30/2005	—		—		—	—	7,500	(11)	140,250	—	—
	12/18/2006	—		—		—	—	—		—	2,800 (8)	52,360
	12/18/2006	—		—		—	—	2,800	(12)	52,360	—	—
	4/30/2007	—		—		—	—	11,000	(13)	205,700	—	—
	4/30/2007	—		—		—	—	—		—	11,000 (8)	205,700
Patrick D. O’Brien	11/27/2002	21,428		—		15.82	11/27/2012	—		—	—	—
	12/30/2003	18,530		—		19.67	12/30/2013	—		—	—	—
	3/3/2004	9,375	(10)	3,125	(10)	20.44	3/3/2014	—		—	—	—
	12/16/2004	7,727	(10)	7,730	(10)	18.76	12/16/2014	—		—	—	—
	12/15/2005	4,500	(10)	13,500	(10)	23.91	12/15/2015	—		—	—	—
	12/29/2003	16,304		—		19.81	12/29/2010	—		—	—	—
	12/18/2006	—		33,200	(10)	14.59	12/18/2013	—		—	—	—
	3/3/2004	—		—		—	—	1,042	(14)	19,485	—	—
	12/16/2004	—		—		—	—	2,572	(6)	48,096	—	—
	12/15/2005	—		—		—	—	—		—	9,000 (7)	168,300
	12/18/2006	—		—		—	—	16,600	(12)	310,420	—	—
	12/18/2006	—		—		—	—	—		—	16,600 (8)	310,420

Jeffrey D. Pflaum	11/1/2001	15,166		—		30.59	11/1/2011	—		—	—		—
	11/27/2002	22,857		—		15.82	11/27/2012	—		—	—		—
	3/3/2004	7,125	(10)	2,375	(10)	20.44	3/3/2014	—		—	—		—
	12/16/2004	6,048	(10)	6,051	(10)	18.76	12/16/2014	—		—	—		—
	12/15/2005	3,625	(10)	10,875	(10)	23.91	12/15/2015	—		—	—		—
	12/29/2003	10,220		—		19.81	12/29/2010	—		—	—		—
	12/18/2006	—		23,700	(10)	14.59	12/18/2013	—		—	—		—
	3/3/2004	—		—		—	—	792	(14)	14,810	—		—
	12/16/2004	—		—		—	—	2,014	(6)	37,662	—		—
	12/15/2005	—		—		—	—	—		—	7,250	(7)	135,575
	12/18/2006	—		—		—	—	11,850	(12)	221,595	—		—
	12/18/2006	—		—		—	—	—		—	11,850	(8)	221,595
Laura N. Owen	11/1/2001	11,757		—		30.59	11/1/2011	—		—	—		—
	11/27/2002	22,856		—		15.82	11/27/2012	—		—	—		—
	3/3/2004	7,125	(10)	2,375	(10)	20.44	3/3/2014	—		—	—		—
	12/16/2004	6,048	(10)	6,051	(10)	18.76	12/16/2014	—		—	—		—
	12/15/2005	8,682	(10)	9,318	(10)	23.91	12/15/2015	—		—	—		—
	12/29/2003	48,006		—		19.81	12/29/2010	—		—	—		—
	12/18/2006	—		26,000	(10)	14.59	12/18/2013	—		—	—		—
	3/3/2004	—		—		—	—	792	(14)	14,810	—		—
	12/16/2004	—		—		—	—	2,014	(6)	37,662	—		—
	12/15/2005	—		—		—	—	—		—	9,000	(7)	168,300
	12/18/2006	—		—		—	—	13,000	(12)	243,100	—		—
	12/18/2006	—		—		—	—	—		—	13,000	(8)	243,100

(1)	All awards are made pursuant to our GSIP. Under the terms of our stock option awards, former employees, such as Mr. Hemmady, have one year from the date of termination of employment to exercise any outstanding stock options that were vested as of the last date of employment. Mr. Hemmady resigned from his position as Chief Financial Officer on April 24, 2007 and left our employment on May 19, 2007.

(2)	Awards in the column consist of RSUs granted that have a three-year vesting period. If the named executive officer’s employment terminates prior to the vesting date as a result of death or disability, a pro-rata portion will be awarded as soon as administratively feasible after termination of employment. If the named executive officer’s employment terminates prior to the vesting date as a result of retirement, involuntary job elimination or due to divestiture of an ADC business unit, a pro-rata portion will be awarded by ADC by the end of the scheduled vest date. In the event of a change in control of ADC, the award will vest in full.

(3)	The value of an outstanding unvested award was calculated based upon the closing price of ADC common stock on October 31, 2007 ($18.70).

(4)	Awards in this column consist of PSUs. Vesting of PSUs is contingent on both continued employment during the vesting period and the achievement by ADC of a three-year cumulative pre-tax GAAP earnings per share target over the three-year performance measurement period. These PSUs vest on an “all or nothing” basis on January 9 following the performance period, depending on whether the pre-established threshold level of earnings is achieved during the performance period. If the named executive officer’s employment terminates during the performance period as a result of death or disability, a pro-rata portion will be awarded as soon as administratively feasible after termination of employment. If the award recipient’s employment terminates during the performance period as a result of retirement, involuntary job elimination or due to divestiture of an ADC business unit, a pro-rata portion will be awarded only if the performance measure is achieved by ADC by the end of each fiscal year within the performance period. In the event of a change in control of ADC, the award will vest in full.

(5)	These stock options vest at a rate of 8.3% per quarter.

(6)	These RSUs vest in 50% increments on December 16, 2007 and December 16, 2008.

(7)	The performance period for these PSUs is from November 1, 2005 through October 31, 2008.

(8)	The performance period for these PSUs is from November 1, 2006 through October 31, 2009.

(9)	These RSUs vest in full on December 18, 2009.

(10)	These stock options vest at a rate of 25% per year for four years.

(11)	These RSUs vest in full on January 9, 2009.

(12)	These RSUs vest in full on January 9, 2010.

(13)	These RSUs vest in full on April 30, 2010.

(14)	These RSUs vest in full on March 3, 2008.

Stock Vested During Fiscal Year 2007

The following table summarizes information with respect to RSU awards that vested during fiscal year 2007 for each named executive officer. None of the named executive officers exercised stock options during fiscal year 2007.

Stock Vested

	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)(1)

Robert E. Switz	12,500	186,125
Gokul V. Hemmady	3,960	60,065
James G. Mathews	0	0
Patrick D. O’Brien	2,327	35,337
Jeffrey D. Pflaum	1,799	27,310
Laura N. Owen	1,799	27,310

(1)	The value is based upon the closing market price of ADC common stock on the date of vesting.

Pension Benefits

We maintain a Pension Excess Plan, which is a non-qualified, unfunded deferred compensation arrangement intended to compensate employees designated at the discretion of our Board of Directors for the amount of benefits foregone under our former defined benefit pension plan (which was terminated on December 31, 1997) as a result of past elections under our Deferred Compensation Plan and the Executive Incentive Exchange Plan, and for the amount of benefits that could not be paid from the pension plan due to maximum benefit and compensation limitations under the Internal Revenue Code. Within 30 days of termination of employment, participants in the Pension Excess Plan receive a lump-sum payment equal to the amount of these benefits. Benefits payable under the Pension Excess Plan were frozen as of January 5, 1998, and participation in the Pension Excess Plan is limited to existing participants as of December 31, 1997. Of the named executive officers, only Mr. Switz participates in the Pension Excess Plan. Mr. Switz is fully vested in the plan and may retire at any time without reduction in benefit.

The table below summarizes information with respect to the Pension Excess Plan. An actuarially equivalent value calculated by reference to the interest rate and mortality factor assumed to be in effect at the time of Mr. Switz’s termination of employment is used. The annual interest rate is the average of the rates for 30-year treasury securities on each day of the month of November in the year preceding termination. The current interest rate is 4.69%. We use mortality assumptions as described in Section 417(e)(3) of the Internal Revenue Code. The year-over-year change in the actuarial present value of Mr. Switz’s accumulated benefit under the Pension Excess Plan is disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Pension Benefits

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

Robert E. Switz	Pension Excess Plan	14	53,449	0
Gokul V. Hemmady	—	—	—	—
James G. Mathews	—	—	—	—
Patrick D. O’Brien	—	—	—	—
Jeffrey D. Pflaum	—	—	—	—
Laura N. Owen	—	—	—	—

Defined Contribution Retirement Plan

We sponsor a defined contribution retirement plan qualified under Section 401(k) of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended. U.S.-based executives are eligible to participate in this plan, as are all U.S.-based employees, following the completion of one year of employment in which they work at least 1,000 hours. These employees are also eligible to receive an employer matching contribution of one-half of up to 6% of their pay deferred into the plan.

Nonqualified Deferred Compensation

We also sponsor the ADC Telecommunications, Inc. 401(k) Excess Plan (the “401(k) Excess Plan”). The 401(k) Excess Plan was designed to provide benefits to certain employees that would have been provided under our 401(k) plan except for the Internal Revenue Code limits placed on contributions to qualified 401(k) plans. The 401(k) Excess Plan is a non-qualified, unfunded deferred compensation arrangement. Record keeping accounts are held in each participant’s name and are 100% vested at all times. Hypothetical contributions to these accounts are made by both the participant and ADC subject to the Internal Revenue Code limits. Hypothetical earnings on accounts are made based upon the participant’s preference of investment in an ADC phantom stock fund as well as on other funds substantially similar to those found in our qualified 401(k) plan. At the participant’s election, distributions are made at the time of termination of employment either in a lump sum or through regular installments over a five year timeframe.

The following table shows the contributions, earnings and account balances for the named executive officers in our 401(k) Excess Plan. We currently do not sponsor a non-qualified deferred compensation plan into which named executive officers voluntarily defer part of the total cash compensation.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings		Balance at
	in Last	in Last	in Last	Aggregate	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Withdrawals/	Year End
Name	($)(1)	($)(2)	($)(3)	Distributions	($)(4)

Robert E. Switz	28,696	14,348	61,126	0	508,357
Gokul V. Hemmady	3,046	1,523	27,479	0	194,480
James G. Mathews	832	416	0	0	1,248
Patrick D. O’Brien	9,267	2,780	25,772	0	262,492
Jeffrey D. Pflaum	1,727	863	5,512	0	37,513
Laura N. Owen	2,140	1,070	23,409	0	109,296

(1)	The amounts in this column have already been reported in the “Salary” column of the Summary Compensation Table for fiscal year 2007.

(2)	ADC’s contributions listed in this column have already been reported in the “All Other Compensation” column of the Summary Compensation Table for fiscal year 2007.

(3)	The earnings listed in this column represent the change during the last fiscal year in the value of the underlying mutual fund or ADC stock fund in which the executive officers’ deferred amounts were deemed to be invested and increases in the deferred amounts due to dividends payable by those funds.

(4)	The amounts in this column include deferrals of cash compensation from prior years that were reported in the Summary Compensation Table in our past proxy statements for the relevant years as follows: for Mr. Switz, $427,415; for Mr. Hemmady, $132,918; for Mr. Mathews, $0; for Mr. O’Brien, $181,922; for Mr. Pflaum, $20,687; and for Ms. Owen, $104,574. The balance for each named executive officer represents the cumulative increase in value of the investment funds in which the deferred amounts are deemed to be invested.

Employment, Severance and Change in Control Arrangements

Employment and Severance Agreement with Robert E. Switz.  We entered into an employment agreement with Mr. Switz in conjunction with his appointment as Chief Executive Officer effective August 13, 2003. The initial term of the employment agreement continued until August 13, 2006, at which time it began automatically to renew for successive one year periods unless either party elects to terminate the agreement. The agreement contains non-competition and non-solicitation covenants on the part of Mr. Switz, and provides for the payment of employee benefits and certain executive perquisites. Pursuant to his employment agreement, the compensation payable to Mr. Switz in the event of his termination of employment depends on the nature of the termination as described below:

•	Voluntary Termination or Termination for Cause. In the event that Mr. Switz voluntarily terminates his employment without “good reason” or if we terminate his employment for “cause” (both as defined in the agreement), no compensation will be provided other than the normal payment of salary already earned and other benefits to which he legally is entitled as an employee.

•	Voluntary Termination for Good Reason or Termination Without Cause. In the event that Mr. Switz terminates his employment for good reason or if we terminate his employment for reasons other than cause, Mr. Switz is entitled to (1) a lump sum cash severance equal to 200% of his annual base salary and target annual incentive bonus for the fiscal year in which his employment is terminated, and (2) payment of the employer portion of medical and dental premiums under COBRA for up to six months.

•	Death or Disability. In the case of Mr. Switz’ death or long-term disability, the agreement provides for full vesting of certain restricted stock and stock option awards and for the extension of the exercise period of the stock option awards until the earlier of the third anniversary of his termination of employment or August 29, 2013.

•	Termination Following Change in Control. If Mr. Switz’s employment is terminated following a change in control, he may be entitled to the benefits provided by our Executive Change in Control Severance Plan. If such benefits are paid, he is not entitled to any other payment or benefits under the employment agreement.

In addition, option and RSU award agreements entered into by Mr. Switz contain provisions accelerating vesting upon the occurrence of certain events (including termination of employment after a change in control). The terms of these option and RSU award agreements generally are consistent with or more restrictive than those entered into with other ADC employees.

Severance Arrangements with Other Named Executive Officers.  We do not have employment or severance agreements with any other named executive officers. However, we have established severance practices as they relate to involuntary, other-than-for-cause separations for our named executive officers. For the named executive officers, salaries are continued for a period of from 12 to 18 months depending on grade level. All executives separated under this practice are eligible to receive reimbursement for employee benefits for two months (12 months in the case of a disability) and outplacement assistance in the amount of $9,000. The named executive officer receiving severance pay under this practice must agree not to disparage ADC or solicit its employees and must sign a waiver and release of claims against ADC. These severance practices may be changed at any time at the discretion of the Compensation Committee.

Executive Change in Control Severance Pay Plan.  We maintain an Executive Change in Control Severance Pay Plan (the “Severance Plan”) to provide severance pay in the event of a “change in control” of ADC for executive officers (including the named executive officers) and certain other high-level executives. The plan and agreements are intended to provide for continuity of management if there is a change in control of ADC. Generally, under the Severance Plan and various equity award agreements currently in effect, a change in control is defined to include:

•	A change in control of the nature that would be reported under Schedule 14A of Regulation 14A of the Exchange Act;

•	A public announcement that a person has become a beneficial owner pursuant to Section 13(d) of the Exchange Act representing 20% or more of the combined voting power of the then outstanding securities;

•	The continuing directors following any combination of ADC with another company cease to be a majority of ADC’s Board of Directors;

•	Consummation of a reorganization, merger, consolidation or sale of all or substantially all of ADC’s assets unless the holders of the outstanding voting securities of ADC prior to the transaction continue to hold at least 50% of the voting securities of ADC or the acquiring company;

•	Approval by the shareowners of a liquidation or dissolution of ADC; or

•	The continuing Directors following any combination of ADC with another company determine in their sole and absolute discretion that a change in control has occurred.

The Severance Plan provides for severance payments to eligible employees whose employment is terminated, either voluntarily with “good reason” (as defined in the Severance Plan) or involuntarily, during the two-year period following a change in control. The amount of severance pay to be received by Mr. Switz is three times his annual base salary then in effect and annual target bonus for the then current fiscal year, and for the other named executive officers is two times their annual base salary then in effect and target bonus for the then current fiscal year. Further, the Severance Plan also provides for payment of a pro-rata portion of the employee’s bonus under the MIP or other applicable incentive bonus plan for the year in which employment termination occurs to the extent that the applicable incentive plan does not otherwise require a payment. This prorated amount is based on the higher of the target incentive amount or actual incentive amount based on financial performance during the year. Payments under the Severance Plan will be made in a lump sum upon termination of employment. Under the Severance Plan, any severance payment to an eligible executive is increased by the amount, if any, necessary to take into account any additional taxes as a result of such payments being treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code.

Change in Control Provisions in Equity Award Agreements.  We have other compensatory arrangements with our executive officers relating to a change in control of ADC. All stock option agreements outstanding under our employee stock option plans provide for the acceleration of exercisability of options upon a change in control (or, in certain cases, only if the optionee’s employment is terminated without cause within two years following a change in control). In addition, our outstanding RSU and PSU award agreements provide for accelerated vesting of all outstanding RSUs and PSUs following a change in control.

Potential Payments Upon Certain Terminations or Changes in Control.  The following table shows potential payments to the named executive officers upon voluntary termination, death, disability, termination without cause, retirement or termination upon a change in control of ADC, assuming any such termination of employment occurred on October 31, 2007. The retirement benefits that are listed in the table are available after the named executive officer attains age 55 and has at least ten years of eligible service.

Potential Payments Upon Certain Terminations, Death, Disability or Termination After
a Change in Control

		Voluntary
		Termination or		Without Cause		Termination After
Name	Description	Death	Disability	Termination	Retirement	Change in Control

Robert E. Switz	Severance Amount	0	0	1,420,000	0	4,260,000
	Bonus	886,822	886,822	2,306,822	886,822	0
	Value of Accelerated Options(1)	0	0	0	0	575,400
	Value of Accelerated RSUs(2)	0	0	0	311,667	4,675,000
	Value of Accelerated PSUs(3)	0	0	0	389,583	2,477,750
	Value of Benefits Continuation	0	0	3,567	0	0
	Value of Outplacement Services	0	0	9,000	0	0
	Excise Tax Gross Up Payment(4)	0	0	0	0	3,856,143

	Total	$886,822	$886,822	$3,739,389	$1,588,072	$15,844,293

Gokul V. Hemmady(5)	Severance Amount	0	0	0	0	0
	Bonus	0	0	0	0	0
	Value of Accelerated Options(1)	0	0	0	0	0
	Value of Accelerated RSUs(2)	0	0	0	0	0
	Value of Accelerated PSUs(3)	0	0	0	0	0
	Value of Benefits Continuation	0	0	0	0	0
	Value of Outplacement Services	0	0	0	0	0
	Excise Tax Gross Up Payment(4)	0	0	0	0	0

	Total	$0	$0	$0	$0	$0

James G. Mathews	Severance Amount	0	0	387,500	0	1,240,000
	Bonus	204,485	204,485	204,485	0	0
	Value of Accelerated Options(1)	0	0	0	0	60,096
	Value of Accelerated RSUs(2)	0	0	0	0	398,310
	Value of Accelerated PSUs(3)	0	0	0	0	258,060
	Value of Benefits Continuation	0	0	1,810	0	0
	Value of Outplacement Services	0	0	9,000	0	0
	Excise Tax Gross Up Payment(4)	0	0	0	0	768,878

	Total	$204,485	$204,485	$602,795	$0	$2,725,344

Patrick D. O’Brien	Severance Amount	0	0	399,375	0	1,278,000
	Bonus	222,594	222,594	222,594	0	0
	Value of Accelerated Options(1)	0	0	0	0	136,452
	Value of Accelerated RSUs(2)	0	0	0	0	378,002
	Value of Accelerated PSUs(3)	0	0	0	0	478,720
	Value of Benefits Continuation	0	0	1,810	0	0
	Value of Outplacement Services	0	0	9,000	0	0
	Excise Tax Gross Up Payment(4)	—	—	0	0	849,626

	Total	$222,594	$222,594	$632,779	$0	$3,120,800

Jeffrey D. Pflaum	Severance Amount	0	0	285,670	0	1,142,680
	Bonus	195,970	195,970	195,970	0	0
	Value of Accelerated Options(1)	0	0	0	0	97,407
	Value of Accelerated RSUs(2)	0	0	0	0	274,067
	Value of Accelerated PSUs(3)	0	0	0	0	357,170
	Value of Benefits Continuation	0	0	1,810	0	0
	Value of Outplacement Services	0	0	9,000	0	0
	Excise Tax Gross Up Payment(4)	0	0	0	0	685,384

	Total	$195,970	$195,970	$492,450	$0	$2,556,708

Laura N. Owen	Severance Amount	0	0	266,000	0	1,064,000
	Bonus	183,164	183,164	183,164	0	0
	Value of Accelerated Options(1)	0	0	0	0	106,860
	Value of Accelerated RSUs(2)	0	0	0	0	295,572
	Value of Accelerated PSUs(3)	0	0	0	0	411,400
	Value of Benefits Continuation	0	0	1,810	0	0
	Value of Outplacement Services	0	0	9,000	0	0
	Excise Tax Gross Up Payment(4)	0	0	0	0	684,028

	Total	$183,164	$183,164	$459,974	$0	$2,561,860

(1)	Value computed for each stock option grant by multiplying (i) the difference between (a) $18.70, the closing market price of a share of our common stock on October 31, 2007, the last business day of the 2007 fiscal year and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant.

(2)	Value determined by multiplying the number of RSUs that vest by $18.70, the closing market price of a share of our common stock on October 31, 2007, the last business day of the 2007 fiscal year.

(3)	Value determined by multiplying the number of PSUs that vest by $18.70, the closing market price of a share of our common stock on October 31, 2007, the last business day of the 2007 fiscal year.

(4)	In the case of a change in control, the standard calculations as specified under the Internal Revenue Code Section 280(g) regulations were applied to the various benefits the named executive officers would receive in order to determine if any 280(g) excise taxes would be triggered, and if so, the amount of 280(g) gross-up payments required to be paid by us under the terms of the change in control arrangements.

(5)	Mr. Hemmady resigned from his position as Vice President and Chief Financial Officer on April 24, 2007 and left our employment on May 19, 2007. The amounts in this table reflect what Mr. Hemmady actually received upon the termination of his employment with us.

PROPOSAL 2 — APPROVAL OF
2008 GLOBAL STOCK INCENTIVE PLAN

On December 11, 2007, the Board of Directors adopted, subject to shareowner approval, the ADC Telecommunications, Inc. 2008 Global Stock Incentive Plan (the “2008 Stock Plan”). The purpose of the 2008 Stock Plan is to promote the interests of ADC and our shareowners by aiding us in attracting and retaining employees, officers and non-employee directors who we expect will contribute to our success and to enable these individuals to participate in our long-term success and growth by giving them a proprietary interest in ADC. The 2008 Stock Plan is intended to replace our existing ADC Telecommunications, Inc. Global Stock Incentive Plan (the “Current Stock Plan”), which is scheduled to expire by its terms on March 2, 2009.

The 2008 Stock Plan authorizes the grant of stock options, restricted stock units (including restricted stock units with time-based and performance-based vesting) and other forms of stock-based compensation. The Board of Directors believes that stock options and restricted stock units have been, and that in the future stock-based compensation will be, a very important factor both in attracting and retaining experienced and talented employees and non-employee directors and in motivating them to contribute significantly to growth and profitability of our business. The Board of Directors believes that stock-based compensation aligns the interests of our managers and non-employee directors with the interests of our shareowners. The availability of stock-based compensation not only increases employees’ focus on the creation of shareowner value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to our future success.

We currently award stock options and restricted stock units under the Current Stock Plan. As of January 1, 2008, 10,337,454 shares remained available for future awards under the Current Stock Plan. If the 2008 Stock Plan is approved by our shareowners, we will terminate the Current Stock Plan upon such shareowner approval, and no more awards will be granted thereunder. As noted below, 11,000,000 shares of our common stock will be authorized for issuance under the 2008 Stock Plan. Accordingly, approval of the 2008 Stock Plan will not significantly increase the number of shares of common stock available for issuance pursuant to stock-based awards granted to our employees, officers and non-employee directors.

The following is a summary of the material terms of the 2008 Stock Plan and is qualified in its entirety by reference to the 2008 Stock Plan. A copy of the 2008 Stock Plan is attached as Appendix A to this proxy statement.

Administration

The Compensation Committee will administer the 2008 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2008 Stock Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2008 Stock Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the 2008 Stock Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2008 Stock Plan and establish rules and regulations for the administration of the 2008 Stock Plan.

The Compensation Committee may delegate its powers under the 2008 Stock Plan to one or more directors (including a director who is also one of our officers) and may authorize one ore more officers to grant awards under the 2008 Stock Plan, except that the Compensation Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code. The Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any employee, officer or non-employee director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the 2008 Stock Plan. As of January 1, 2008, approximately 9,500 employees, officers and directors would have been eligible to participate in the 2008 Stock Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2008 Stock Plan will be 11,000,000. Under the 2008 Stock Plan, no person may be granted in any calendar year options, stock appreciation rights or any other awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 1,000,000 shares in the aggregate.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2008 Stock Plan.

Types of Awards and Terms and Conditions

The 2008 Stock Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2008 Stock Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2008 Stock Plan will be made in accordance with methods and procedures established by the Compensation Committee. The term of awards may not be longer than ten years from the date of grant. Awards will be adjusted by the Compensation Committee in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2008 Stock Plan.

Stock Options.  The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation

Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights.  The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The minimum vesting period for restricted stock and restricted stock units is three years from the date of grant, unless the grant is conditioned on performance of ADC or an affiliate or on personal performance (other than continued service with ADC or an affiliate), in which case the minimum vesting period is one year from the date of grant. The Compensation Committee may permit accelerated vesting in the case of: (1) a participant’s death, disability, retirement or involuntary termination of employment due to elimination of the participant’s employment position in connection with a reduction in force, (2) a divestiture by ADC of a business that employs the participant, or (3) a change in control of ADC. If the participant’s employment or service as a director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.

Dividend Equivalents.  The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareowners, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents in connection with grants of options or SARs.

Performance Awards.  In addition to options and SARs, the Compensation Committee may grant awards under the 2008 Stock Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Compensation Committee in compliance with Section 162(m) of the Internal Revenue Code. The Compensation Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Internal Revenue Code.

Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit, line of business or geographic regional basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, net income, margins (including one or more of direct gross, gross, operating income, net income and pretax net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, investment capital, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Performance goals may be an absolute measure or a defined change (amount or percentage)

in a measure. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. At the time a performance goal is approved by the Compensation Committee or on or before the 90th day of the performance period applicable to such performance goal, the Compensation Committee may provide that, in determining whether the performance goal has been achieved, the effect of certain events may be excluded. These events include, but are not limited to, any of the following: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Under the 2008 Stock Plan, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment or release of any performance awards to participants. The maximum amount that may be paid with respect to performance awards to any participant in the aggregate in any calendar year is $25,000,000 in value, whether payable in cash, stock or other property.

Stock Awards.  The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2008 Stock Plan.

Other Stock-Based Awards.  The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2008 Stock Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2008 Stock Plan as follows:

•	With respect to any awards other than stock options and SARs, the number of shares available for awards will be reduced by 1.74 shares for each share covered by such award or to which such award relates.

•	With respect to stock options and SARs, the number of shares available for awards will be reduced by one share for each share covered by such award or to which the award relates.

•	For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2008 Stock Plan.

•	Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2008 Stock Plan.

If any shares covered by an award or to which an award relates are not purchased or are forfeited or are reacquired by us (including shares of restricted stock, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted pursuant to the 2008 Stock Plan against the aggregate number of shares available under the 2008 Stock Plan with respect to such award, to the extent of any such forfeiture, reacquisition, termination or cancellation, will again be available for granting awards under the 2008 Stock Plan. Shares that are withheld in full or partial payment of the purchase or exercise price of an award or in connection with the satisfaction of tax obligations relating to an award will not be available again for granting awards under the 2008 Stock Plan.

Duration, Termination and Amendment

Unless discontinued or terminated by the Board of Directors, the 2008 Stock Plan will expire on March 5, 2018. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2008 Stock Plan prior to expiration may extend beyond the expiration of the 2008 Stock Plan through the award’s normal expiration date.

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2008 Stock Plan at any time, although shareowner approval must be obtained for any amendment to the 2008 Stock Plan that would (1) increase the number of shares of our common stock available under the 2008 Stock Plan, (2) increase the award limits under the 2008 Stock Plan, (3) permit awards of options or SARs at a price less than fair market value, (4) permit repricing of options or SARs, or (5) cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2008 Stock Plan. Shareowner approval is also required for any action that requires shareowner approval under the rules and regulations of the SEC, National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareowners, the Compensation Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2008 Stock Plan.

Transferability of Awards

Except as otherwise provided by the terms of the 2008 Stock Plan, awards (other than stock awards) under the 2008 Stock Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

Federal Income Tax Consequences

Grant of Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.  If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the

Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2008 Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2008 Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2008 Stock Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation.  Under the 2008 Stock Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Internal Revenue Code.  The Compensation Committee intends to administer and interpret the 2008 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2008 Stock Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2008 Stock Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2008 Stock Plan that were subject to shareowner approval. In addition, the Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2008 Stock Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2008 Stock Plan is approved by our shareowners. The closing price of a share of our common stock as reported on the NASDAQ Global Select Market on December 31, 2007 was $15.55.

Equity Compensation Plan Information

The following table summarizes share and exercise price information about our equity compensation plans as of October 31, 2007:

Equity Compensation Plan Information

	Number of
	Securities to be
	Issued Upon		Weighted-Average	Number of Securities Remaining
	Exercise of		Exercise Price of	Available for Future Issuance
	Outstanding		Outstanding	Under Equity Compensation Plans
	Options, Warrants		Options, Warrants	(Excluding Securities Reflected in
Plan Category	and Rights		and Rights	the Second Column)

Equity compensation plans approved by security holders(1)	6,412,856	(2)	$23.6956	11,276,072
Equity compensation plans not approved by security holders(3)	302,546		$62.9657	—

Total	6,715,402		$25.4648	11,276,072

(1)	Includes options and rights granted and shares that may become the subject of future awards under our GSIP to either employees or non-employee directors. Specifically, 11,276,072 shares may become the subject of future awards as of October 31, 2007.

(2)	As of January 1, 2008, there were options to purchase 6,882,622 shares of our common stock outstanding that were awarded under our GSIP. The weighted average remaining life of these outstanding options was 5.62 years, and the weighted average exercise price was $25.6637. As of January 1, 2008, there were 1,535,596 shares of our common stock outstanding that were subject to restricted stock units (both performance and time-based) that were awarded under our GSIP and that remained subject to forfeiture.

(3)	Includes options granted under the following plans that have not been approved by our shareowners: (a) the 2001 Special Stock Option Plan (the “2001 Special Plan”) as described below and (b) plans established by us in connection with our acquisitions of each of the following companies: CommTech Corporation in fiscal year 2001; PairGain Technologies, Inc. in fiscal year 2000; and Saville Systems Plc in fiscal year 1999 (collectively, the “Acquisition Plans”). In certain instances, the plans of the acquired companies that the Acquisition Plans replaced were approved by the shareowners of the acquired companies. Each Acquisition Plan was established by us to preserve the benefit of the outstanding options of the company we acquired on the same general terms and conditions under which these options were initially granted. At the time we completed each acquisition, the options then outstanding under the acquired company’s option plan were converted into options to purchase ADC common stock. No future options will be issued under any of the Acquisition Plans. As of October 31, 2007, options to purchase an aggregate of 141,424 shares of common stock at a weighted average price of $91.4770 and an average remaining term of approximately 1.39 years were outstanding under the Acquisition Plans.

The 2001 Special Plan was adopted by our Board of Directors to address acute retention and compensation considerations associated with the economic downturn in the telecommunications industry that began in 2001. The 2001 Special Plan was designed to assist us in retaining and incenting our non-executive employees. Officers and directors of ADC were not eligible to receive awards under this plan. Under the 2001 Special Plan, we made a one-time grant of options to purchase an aggregate of 1,360,620 shares on December 7, 2001, to non-executive employees. These options were granted with an exercise price equal to the fair market value of our shares on the date of grant. As of October 31, 2007, options to purchase 161,122 shares of common stock with a weighted average exercise price of $37.9400 were outstanding under the plan.

The terms and conditions of awards under the 2001 Special Plan were consistent with the terms and conditions of options granted under our shareowner-approved GSIP. All options granted under the 2001 Special Plan vested with respect to one-third of the grant on the first anniversary of the grant date, with the remaining options vesting in 12.5% increments on the last day of each successive three-month period as long as the award recipients remained employed as of those dates. The options became fully vested as of December 7, 2004, and have a ten-year term.

Board Recommendation and Required Vote

The Board of Directors recommends that the shareowners vote FOR the approval of the 2008 Stock Plan. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the approval of the 2008 Stock Plan.

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the annual meeting on this item of business is required for the approval of the proposal (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of our common stock). If a shareowner abstains from voting on this proposal, then the shares held by that shareowner will be deemed present at the annual meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to this proposal, but will not be deemed to have been voted in favor of this proposal. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on this proposal, then the shares covered by the broker non-vote will be deemed present and entitled to vote at the meeting for purposes of determining a quorum but not present and entitled to vote for purposes of calculating the vote with respect to this proposal.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITORS

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors is responsible for overseeing management’s financial reporting practices and internal controls. The Audit Committee is composed of five non-employee directors, all of whom are independent under the existing NASDAQ Global Select Market listing standards and the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found on the ADC website at www.adc.com/investorrelations/corporategovernance.

The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in our Annual Report on Form 10-K with management and Ernst & Young LLP, our independent registered public accounting firm. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. Ernst & Young LLP is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report on those financial statements.

The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), which includes, among other items:

•	matters related to the conduct of the audit of our financial statements;

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements (there were no such disagreements).

Ernst & Young LLP also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, which relates to the auditors’ independence from ADC and our related entities, and the Audit Committee discussed with Ernst & Young LLP its independence. This standard further requires Ernst & Young LLP to disclose annually in writing all relationships that in Ernst & Young LLP’s professional opinion may reasonably be thought to bear on its independence. Ernst & Young LLP must also confirm its perceived independence and engage in a discussion of its independence.

Based on the Audit Committee’s discussions with management and Ernst & Young LLP, as well as the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommends to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007, and filed with the Securities and Exchange Commission.

Members of the Audit Committee
Mickey P. Foret, Chair
John A. Blanchard III
Lois M. Martin
Larry W. Wangberg
John D. Wunsch

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for fiscal years 2007 and 2006:

	Fiscal Year	Fiscal Year
Fee Category	2007 Fees	2006 Fees

Audit Fees	$3,167,300	$3,455,200
Audit-Related Fees	92,700	412,900
Tax Fees	47,500	93,000
All Other Fees	0	0

Total Fees	$3,307,500	$3,961,100

Audit Fees.  Consists of fees and expenses incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, regardless of when the fees and expenses were billed. Audit fees include fees incurred for professional services rendered in connection with an audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”). For fiscal year 2007 and fiscal year 2006, fees related to SOX 404 compliance were approximately $1.0 million and $1.25 million, respectively.

Audit-Related Fees.  Consists of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include services related to employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.  Consists of fees and expenses for professional services related to tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, acquisitions and divestitures and international tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

All services provided by our independent registered public accounting firm, Ernst & Young LLP, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized the Chair of the Committee to approve services by Ernst & Young LLP in the event there is a need for such approval prior to the next full Audit Committee meeting. However, a full report of any such interim approvals must be given at the next Audit Committee meeting. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) must receive: (1) a detailed description of the proposed service; (2) a statement from management as to why they believe Ernst & Young LLP is best qualified to perform the service; and (3) an estimate of the fees to be incurred. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on Ernst & Young LLP’s independence. All fees in fiscal year 2007 and fiscal year 2006 were approved pursuant to our pre-approval policy.

PROPOSAL 3 — RATIFY THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While it is not required to do so, our Audit Committee is asking shareowners to ratify its appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2008, in order to ascertain the views of our shareowners on this appointment. In the event the shareowners fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of ADC and its shareowners.

Ernst & Young LLP has audited our consolidated financial statements for the past six fiscal years. Representatives of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions after the meeting.

The Audit Committee of the Board of Directors recommends that the shareowners vote FOR the ratification of the appointment of Ernst & Young LLP to serve as ADC’s independent registered public accounting firm for the fiscal year ending October 31, 2008. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the ratification of the appointment.

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the annual meeting on this item of business is required for the approval of the proposal (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of our common stock). If a shareowner abstains from voting on this proposal, then the shares held by that shareowner will be deemed present at the annual meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to this proposal, but will not be deemed to have been voted in favor of this proposal.

SHAREOWNER PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareowners wishing to present proposals to be considered for inclusion in our proxy statement for the 2009 Annual Shareowners’ Meeting are to deliver the proposals so they are received by us by no later than September 23, 2008, at ADC Telecommunications, Inc., Attn: Corporate Secretary, P.O. Box 1101, Minneapolis, MN 55440-1101. The proposals must be submitted in accordance with all applicable rules and regulations of the Securities and Exchange Commission.

Our bylaws provide that a shareowner may present a proposal at the 2009 Annual Meeting that is not included in the proxy statement if proper written notice is received by our Corporate Secretary at our principal executive offices by the close of business on September 23, 2008. The proposal must contain the specific information required by our bylaws. You may obtain a copy of the bylaws by writing to our Corporate Secretary.

ANNUAL REPORT AND FORM 10-K

Our 2007 Annual Report and Form 10-K, including financial statements for the year ended October 31, 2007, accompany this proxy statement. The Annual Report and Form 10-K are also available for your review on our website at www.adc.com/investorrelations/financialinformation. If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to Investor Relations, ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota 55344-2252.

OTHER MATTERS

We know of no other matters to come before the annual meeting. If other matters are brought properly before the annual meeting, it is the intention of the persons named as proxies on the enclosed proxy card to vote as they deem in the best interests of ADC.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey D. Pflaum
Vice President, General Counsel and Secretary

January 21, 2008

Appendix A

ADC TELECOMMUNICATIONS, INC.

2008 GLOBAL STOCK INCENTIVE PLAN

A-i

ADC TELECOMMUNICATIONS, INC.
2008 GLOBAL STOCK INCENTIVE PLAN

Section 1.  Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not that be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g) “Company” shall mean ADC Telecommunications, Inc., a Minnesota corporation, or any successor corporation.

(h) “Director” shall mean a member of the Board.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j) “Eligible Person” shall mean any employee, officer or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the NASDAQ Global Select Market as reported on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market was open for trading.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(q) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(r) “Performance Award” shall mean any right granted under Section 6(e) of the Plan.

(s) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit, line of business or geographic regional basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, net income, margins (including one or more of direct gross, gross, operating income, net income and pretax net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, investment capital, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Performance goals may be an absolute measure or a defined change (amount or percentage) in a measure. Performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. At the time a Performance Goal is approved by the Committee or on or before the 90th day of the performance period applicable to such Performance Goal, the Committee may provide that, in determining whether the Performance Goal has been achieved, the effect of certain events may be excluded. These events include, but are not limited to, any of the following: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(t) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(u) “Plan” shall mean this ADC Telecommunications, Inc. 2008 Global Stock Incentive Plan, as amended from time to time.

(v) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(w) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(x) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(y) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(z) “Shares” shall mean shares of Common Stock, par value of $0.20 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(bb) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3.  Administration.

(a) Power and Authority of the Committee.  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A of the Code, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results, and no action taken to comply with Section 409A of the Code shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(b) Delegation.  The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors and may authorize one or more officers of the Company to grant Awards under the Plan, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c) Power and Authority of the Board of Directors.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.  Shares Available for Awards.

(a) Shares Available.   Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 11,000,000. Shares to be issued under the Plan will be authorized Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.

(b) Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted, in accordance with this Section 4(b), on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. With respect to Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates. With respect to any Awards other than Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by 1.74 Shares for each Share covered by such Award or to which such Award relates. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards.  No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii) Section 162(m) Limitation for Performance Awards.  The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $25,000,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

Section 5.  Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.

(a) Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term.  The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards shall be three years from the date of grant, unless the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the minimum vesting period of such Award shall be at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of: (A) the Participant’s death, disability, retirement or involuntary termination of employment due to elimination of the Participant’s employment position in connection with a reduction in force, (B) a divestiture by the Company of a business that employs the Participant, or (C) a change in control of the Company.

(ii) Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

(e) Performance Awards.   The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

(f) Stock Awards.  The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h) General.

(i) Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards.  The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards.  Except as otherwise provided in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.  Amendment and Termination; Corrections.

(a) Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Sections 4(a) and 4(b) of the Plan;

(iii) increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

(v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; and

(vi) would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

(b) Amendments to Awards.  Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.  Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the

Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.  General Provisions.

(a) No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement is issued to, and accepted by, the Participant.

(c) No Rights of Shareholders.  Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment or Directorship.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law.  The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.

The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on March 6, 2008 and the Plan shall be effective as of the date of such shareholder approval.

Section 11.  Term of the Plan.

The Plan shall terminate at midnight on March 5, 2018, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.

VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 13625 TECHNOLOGY DRIVE ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER EDEN PRAIRIE, MINNESOTA 55344 COMMUNICATIONS If you would like to reduce the costs incurred by ADC Telecommunications, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ADC Telecommunications, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] Date Date ADC TELECOMMUNICATIONS, INC. ADCTL1 000For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 3. Proposal to ratify the appointment of Ernst & Young LLP as ADC’s independent registered public accounting firm for ADC’s fiscal year ending October 31, 2008. Vote on Directors The Board of Directors recommends a vote FOR proposals 1, 2 and 3. 1. The election of: three directors for terms expiring in 2011 Vote on Proposals 0For address changes and/or comments, please check this box and write them on the back where indicated. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. 000This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE AND FOR ITEMS 2 AND 3. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. 01) Mickey P. Foret02) J. Kevin Gilligan03) John D. Wunsch 0002. Proposal to approve the 2008 Global Stock Incentive Plan. For Against Abstain

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Shareowners’ Meeting and Proxy Statement/Form 10-K Combo are available at www.investorEconnect.com. ADC TELECOMMUNICATIONS, INC. 13625 Technology Drive, Eden Prairie, Minnesota 55344 PROXY FOR ANNUAL MEETING OF SHAREOWNERS TO BE HELD MARCH 6, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Robert E. Switz and Jeffrey D. Pflaum as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of ADC Telecommunications, Inc. (“ADC”) held by the undersigned of record on January 8, 2008, at the annual meeting of the shareowners of ADC to be held at the Auditorium of the World Headquarters of ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota, on March 6, 2008 at 9:00 a.m. Central Standard Time, and at any and all adjournments thereof, and hereby revoke(s) all former proxies. If the undersigned is a participant in the ADC Retirement Savings Plan, the undersigned hereby directs Wachovia Bank, National Association as Trustee of the ADC Retirement Savings Plan, to vote at the annual meeting of the shareowners of ADC to be held on March 6, 2008 and at any and all adjournments thereof, the shares of common stock of ADC allocated to the account of the undersigned as specified on this card. For participants in the ADC Retirement Savings Plan, if this card is not received by the Trustee by March 2, 2008, or if it is received but the voting instructions are invalid, the stock with respect to which the undersigned could have instructed the Trustee will be voted in the same proportions as the shares for which the Trustee received valid participant voting instructions. (Sign on reverse side) (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments:

R1ADC1 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view this material, have the 12-digit Control #(s) available. If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before 2/21/08 to facilitate timely delivery. To request material: Internet: www.investorEconnect.com Telephone: 1-800-579-1639 **Email: sendmaterial@investorEconnect.com Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 3/6/08. ADC TELECOMMUNICATIONS, INC. **If requesting material by e-mail please send a blank e-mail with the 12-digit Control # (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. The Notice of Annual Shareowners’ Meeting and Proxy Statement/Form 10-K Combo are available at www.investorEconnect.com Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares. Vote In Person 13625 TECHNOLOGY DRIVE EDEN PRAIRIE, MINNESOTA 55344

Meeting Location The Annual Meeting for shareowners as of 1/8/08 is to be held on 3/6/08 at 9:00 A.M. CST at: R1ADC2 13625 Technology Drive Eden Prairie, MN 55344 To obtain meeting directions, please call 1-800-366-3899 or 952-938-8080 (North America Only). You may also obtain meeting directions by visiting http://www.adc.com/contactadc/ corporatecontacts.

Voting items 3. Proposal to ratify the appointment of Ernst & Young LLP as ADC’s independent registered public accounting firm for ADC’s fiscal year ending October 31, 2008. 1. The election of: three directors for terms expiring in 2011 01) Mickey P. Foret 02) J. Kevin Gilligan 03) John D. Wunsch 2. Proposal to approve the 2008 Global Stock Incentive Plan. The Board of Directors recommends a vote FOR proposals 1, 2 and 3. R1ADC3